FREE WRITING PROSPECTUS
(Second Lien Fixed Rate Mortgage Loans)

                                  CWABS, INC.
                                   Depositor

                         [LOGO OMITTED] Countrywide(R)
                         -----------------------------
                              Sponsor and Seller

                      Countrywide Home Loans Servicing LP
                                Master Servicer

                           Asset-Backed Certificates
                             (Issuable in Series)
                         Distributions payable monthly

--------------------------
Consider carefully       |  The Trusts
the risk factors         |
beginning on page        |  Each CWABS Asset-Backed Certificates Trust
S-7 in this free         |  will be established to hold assets
writing prospectus       |  transferred to it by CWABS, Inc. The assets
and on page 1 in the     |  in each CWABS Asset-Backed Certificates Trust
prospectus attached      |  will be specified in the prospectus
hereto as Exhibit A.     |  supplement for the particular issuing entity
                         |  and will generally consist of closed-end
                         |  fixed rate second lien mortgage loans secured
                         |  by one- to four-family residential
                         |  properties. The mortgage loans will have been
                         |  purchased by the depositor, either directly
                         |  or through affiliates, from one or more
                         |  mortgage loan sellers. The mortgage loans
                         |  will be master serviced by Countrywide Home
                         |  Loans Servicing LP.
                         |
                         |  The Certificates
                         |
                         |  CWABS, Inc. will sell the certificates
                         |  pursuant to a prospectus supplement. The
                         |  certificates will be grouped into one or more
                         |  series, each having its own designation. Each
                         |  series will be issued in one or more classes
                         |  and each class will evidence beneficial
                         |  ownership of a specified portion of future
                         |  payments secured by the assets of the related
                         |  CWABS Asset-Backed Certificates Trust. A
                         |  prospectus supplement for a series will
                         |  specify all of the terms of the series and
                         |  each of the classes in the series.
-------------------------

The issuer has filed a registration statement (including a prospectus) with the Securities and Exchange Commission ("SEC") for the offering to which this communication relates with a file number of 333-131591. Before you invest, you should read the prospectus in that registration statement (which prospectus is attached as Exhibit A hereto) and other documents the issuer has filed with the SEC for more complete information about the issuer and this offering. You may get these documents for free by visiting EDGAR on the SEC web site at www.sec.gov.

Although a registration statement (including the prospectus) relating to the securities discussed in this free writing prospectus has been filed with the Securities and Exchange Commission and is effective, the final prospectus supplement relating to the securities discussed herein has not been filed with the Securities and Exchange Commission. Prospective purchasers are referred to the final prospectus and prospectus supplement relating to the securities discussed in this communication for definitive information on any matter discussed herein.

These securities have not been approved or disapproved by the Securities and Exchange Commission or any state securities commission nor has the Securities and Exchange Commission or any state securities commission passed upon the accuracy or adequacy of this free writing prospectus or the prospectus. Any representation to the contrary is a criminal offense.

May 30, 2006

                               Table of Contents

Free Writing Prospectus                 Page         Exhibit A -
-----------------------                 ----
                                                     Prospectus                              Page
Summary..................................S-3         ----------                              ----

Risk Factors.............................S-7         Important Notice About Information
                                                             in This Prospectus and Each
The Mortgage Pool.......................S-19                 Accompanying Prospectus
                                                             Supplement.........................1
Servicing of the Mortgage Loans.........S-26
                                                     Risk Factors...............................2
Description of the Pooling and
        Servicing Agreement............ S-31         The Trust Fund............................14

Yield, Prepayment and Maturity                       Use of Proceeds...........................27
        Considerations..................S-33
                                                     The Depositor.............................27
Tax Consequences........................S-35
                                                     Loan Program..............................27
ERISA Considerations....................S-35
                                                     Static Pool Data..........................30
Index of Defined Terms..................S-37
                                                     Description of the Securities.............31
Exhibit A - Prospectus
                                                     Credit Enhancement........................46

                                                     Yield, Maturity and Prepayment
                                                             Considerations....................51

                                                     The Agreements............................54

                                                     Certain Legal Aspects of the Loans........73

                                                     Material Federal Income Tax
                                                             Consequences......................86

                                                     Other Tax Considerations.................107

                                                     ERISA Considerations.....................107

                                                     Legal Investment.........................110

                                                     Method of Distribution...................111

                                                     Legal Matters............................112

                                                     Financial Information....................112

                                                     Rating...................................112

                                                     Index to Defined Terms...................114

                                    Summary

This summary highlights selected information about the offering transactions and does not contain all of the information that you need to consider in making your investment decision. The terms of each series and each of the classes in a series have not yet been determined. The certificates in an offering and the other circumstances of the offering that have not yet been specified will be fully described in a prospectus supplement when it is available. To understand all of the terms of an offering of the certificates, read this entire free writing prospectus, including the prospectus attached as Exhibit A and, when available, the prospectus supplement relating to the applicable series of certificates carefully.


Issuing Entity                            one of its subsidiaries, which, in
                                          turn, acquired those mortgage loans
The issuing entity for a series of        directly from Countrywide Home Loans,
certificates will be the CWABS            Inc. A portion of the mortgage loans
Asset-Backed Certificates Trust           may also be sold to the depositor by
specified on the front cover of the       unaffiliated third-party sellers.
related prospectus supplement.
                                          Master Servicer
The Certificates
                                          Countrywide Home Loans Servicing LP.
The mortgage pools securing the
certificates will consist of              Trustee
closed-end fixed rate mortgage loans
secured by second liens on one- to        The Bank of New York.
four-family residential properties.
The mortgage loans will have been         Pre-Funding Account
purchased by the depositor, either
directly or through affiliates, from      A particular series may permit the
one or more mortgage loan sellers that    depositor to deposit on the closing
may or may not be affiliated with the     date an amount of up to 25% of the
depositor.                                initial certificate principal balance
                                          of the certificates issued by the
The mortgage loans in any mortgage        related issuing entity in a
pool will have fixed mortgage rates.      pre-funding account. Any amount so
                                          deposited will be allocated between
The mortgage pool may also be             the loan groups, if any, so that the
segregated into multiple loan groups      amount allocated to any loan group
for the purposes of allocating            will not exceed 25% of the aggregate
distributions among the classes of        certificate principal balance of the
certificates offered by that series.      classes of certificates related to
Your certificates may be related to       that loan group. If the depositor
one or more of the loan groups.           elects to make that deposit, the
                                          funding period will commence on the
See "The Mortgage Pool" in this free      closing date and end on the earlier of
writing prospectus, "The Trust Fund --    (x) the date the amount in the
The Mortgage Loans -- General" in the     pre-funding account is less than an
attached prospectus and "The Mortgage     amount specified in the related
Pool" in the prospectus supplement        prospectus supplement and (y) the
relating to the applicable series of      date, generally no more than 90 days
certificates.                             following the closing date, specified
                                          in the related prospectus supplement.
Depositor                                 During the funding period, if any, the
                                          amount deposited in the pre-funding
CWABS, Inc. is a limited purpose          account on the closing date is
finance subsidiary of Countrywide         expected to be used to purchase
Financial Corporation. Its address is     subsequent mortgage loans.
4500 Park Granada, Calabasas,
California 91302, and its telephone       To the extent needed to make required
number is (818) 225-3000.                 interest payments on the
                                          interest-bearing certificates on or
Sellers                                   prior to the distribution date
                                          following the end of the funding
Countrywide Home Loans, Inc. will be      period, Countrywide Home Loans or
the seller of a portion of the            another seller may make interest
mortgage loans. Other mortgage loans      shortfall payments to the issuing
may be sold directly to the depositor     entity in order to offset shortfalls
by one or more special purpose            in interest collections attributable
entities that were established by         to the pre-funding mechanism or
Countrywide Financial Corporation, or     because newly originated loans do not
                                          have a payment due date in the due
                                          period related to such distribution
                                          date.

Any amounts in the pre-funding account    Registration of Certificates
not used during the funding period to
purchase subsequent mortgage loans        To the extent specified in the
will be distributed to holders of the     prospectus supplement relating to a
related senior certificates as a          series of certificates, the
prepayment of principal on the            certificates may initially be issued
distribution date immediately             in book-entry form. Persons acquiring
following the end of the funding          beneficial ownership interests in the
period.                                   certificates may elect to hold their
                                          beneficial interests through The
Third Party Insurers                      Depository Trust Company, in the
                                          United States, or Clearstream,
If so specified in the prospectus         Luxembourg or the Euroclear System, in
supplement relating to any series of      Europe.
certificates, one or more classes of
certificates may have the benefit of      See "Description of Certificates -
certificate guaranty insurance            Book-Entry Certificates" in the
policies issued by a third party          attached prospectus.
insurer. If so specified in the
prospectus supplement relating to any     Optional Termination or Auction of the
series of certificates, one or more       Mortgage Loans
separate trusts may be established to
issue net interest margin securities      If so specified in the prospectus
secured by all or a portion of certain    supplement relating to the applicable
classes of certificates of that           series of certificates, the master
series. Those net interest margin         servicer, the depositor, the holder of
securities may or may not have the        a class of certificates specified in
benefit of one or more financial          the prospectus supplement and/or the
guaranty insurance policies that          Third Party Insurer may have the
guaranty payments on those securities.    option to purchase all of the
The insurer or insurers that would        remaining assets of the issuing entity
issue any such financial guaranty         and retire all outstanding classes of
insurance policy are referred to in       certificates on or after the first
this free writing prospectus as the       distribution date on which the
"Third Party Insurer." The references     aggregate stated principal balance of
to the Third Party Insurer in this        the mortgage loans and any foreclosed
free writing prospectus are applicable    real estate owned by the issuing
only if classes of certificates in the    entity declines to a specified
series have the benefit of financial      percentage of the aggregate initial
guaranty insurance policy or if any       stated principal balance of the
related net interest margin securities    mortgage loans and the amount, if any,
issued and are so insured.                deposited into the pre-funding account
                                          on the closing date.
Any Third Party Insurer may be granted
a number of rights under the pooling      If so specified in the prospectus
and servicing agreement that will         supplement relating to the applicable
limit and otherwise affect the rights     series of certificates, the master
of the holders of the certificates.       servicer, the holder of a particular
Any insurance policy issued by a Third    class of certificates, may have the
Party Insurer will not cover, and will    option to request that the trustee
not benefit in any manner whatsoever,     attempt to conduct an auction of the
the certificates other than those         remaining mortgage loans and real
specified in the related prospectus       estate owned by the issuing entity. If
supplement.                               an auction is held and the trustee
                                          receives a purchase price at least
See "Risk Factors--Rights of Third        equal to the amount set forth in the
Party Insurers" in this free writing      related prospectus supplement, the
prospectus.                               mortgage loans will be sold to that
                                          bidder, the certificates will be paid
Distribution Dates                        in full on that distribution date.

We will make monthly distributions on     Advances
the day specified in the related
prospectus supplement, which will         The master servicer will make cash
generally be the 25th day of the          advances with respect to delinquent
month, or, if that day is not a           scheduled payments of principal and
business day, then we will make           interest on the mortgage loans to the
distributions on the next business        extent the master servicer reasonably
day.                                      believes that the cash advances can be
                                          repaid from future payments on the
The first distribution date for any       mortgage loans. These cash advances
series of certificates will be            are only intended to maintain a
specified in the prospectus supplement    regular flow of scheduled interest and
for that series.                          principal payments on the certificates
                                          and are not intended to guarantee or
                                          insure against losses.

See "Servicing of the Mortgage Loans      losses occur which exceed the amount
-- Advances" in this free writing         covered by credit enhancement,
prospectus and in the prospectus          certificateholders of the applicable
supplement relating to the applicable     series will bear their allocable share
series of certificates.                   of any deficiencies.

Credit Enhancement for the                See "Risk Factors" in this free
Certificates                              writing prospectus and "Risk Factors"
                                          in the attached prospectus.
Credit enhancements provide limited
protection to holders of certain          Yield Enhancement for the Certificates
classes of certificates against
shortfalls in payments received on the    Yield enhancements provide limited
mortgage loans and realized losses on     protection to holders of certain
the mortgage loans. As specified in       classes of certificates against
the prospectus supplement relating to     reductions in the return on your
the applicable series of certificates,    investment that may be caused by
the transaction may employ any one or     fluctuations in interest rates on the
more of the following forms of credit     certificates and/or on the related
enhancement:                              pool of mortgage loans. As specified
                                          in the prospectus supplement relating
     o    the subordination of one or     to the applicable series of
          more classes of the             certificates, the transaction may
          securities of the series,       employ any one or more of the
                                          following forms of yield enhancement:
     o    overcollateralization,
                                               o    one or more reserve funds,
     o    excess interest,
                                               o    one or more derivative
     o    letter of credit,                         contracts,

     o    financial guaranty insurance         o    the application of interest
          policy issued by an entity                distributions on one or more
          named in the prospectus                   classes of certificates to
          supplement covering one or                cover certain interest rate
          more classes of                           shortfalls experienced by
          certificates,                             other classes of
                                                    certificates, or
     o    surety bond,
                                               o    another method of yield
     o    bankruptcy bond,                          enhancement described in the
                                                    prospectus supplement.
     o    special hazard insurance
          policy,                         No form of yield enhancement can
                                          provide protection against all risks
     o    guaranteed investment           of loss on investment return. If
          contract,                       circumstances occur which are not
                                          anticipated by the method of yield
     o    one or more reserve funds,      enhancement provided by the related
                                          issuing entity, certificateholders of
     o    one or more derivative          the applicable series will suffer the
          contracts,                      corresponding reduction in the yields
                                          on their investment.
     o    insurance on the mortgage
          loans, which may be FHA         See "Risk Factors" in this free
          Insurance, a VA Guarantee or    writing prospectus and "Risk Factors"
          a mortgage pool insurance       in the attached prospectus.
          policy,
                                          Tax Status of the Certificates
     o    cross-collateralization
          feature, or                     Unless otherwise specified in the
                                          prospectus supplement for the
     o    any combination of the          applicable series of certificates, for
          foregoing.                      federal income tax purposes the
                                          related issuing entity (exclusive of
No form of credit enhancement can         rights specified in the applicable
provide protection against all risks      prospectus supplement) will consist of
of loss or guarantee repayment of the     one or more REMICs. The prospectus
entire principal balance of the           supplement for each series of
certificates and interest thereon. If     certificates will specify which
                                          classes of certificates will
                                          constitute regular or residual
                                          interests in the REMICs and whether
                                          there are investors who would be
                                          subject to taxation if they purchased
particular classes of certificates        assets of such a benefit plan. The
because of the features of those          applicable prospectus supplement will
classes of certificates.                  also specify whether there are
                                          conditions that must be met for any
In addition, depending upon the forms     such acquisition.
of credit enhancement and yield
enhancement employed with respect to a    See "ERISA Considerations" in the
particular series of certificates, one    attached prospectus.
or more classes of certificates in
that series may also represent taxable    Legal Investment
contractual rights and/or obligations
for federal income tax purposes.          The certificates will not constitute
                                          mortgage related securities for
See "Material Federal Income Tax          purposes of the Secondary Mortgage
Consequences" in the attached             Market Enhancement Act of 1984,
prospectus.                               because the mortgages securing the
                                          loans are not first mortgages.
ERISA Considerations                      Accordingly, many institutions with
                                          legal authority to invest in
The prospectus supplement relating to     comparably rated securities based
each series of certificates will          solely on first mortgages may not be
specify which classes may be purchased    legally authorized to invest in the
by a pension or other benefit plan        certificates.
subject to the Employee Retirement
Income Security Act of 1974, as           See "Legal Investment" in the attached
amended, or Section 4975 of the           prospectus.
Internal Revenue Code of 1986, as
amended, or by an entity investing the

                                 Risk Factors

The following information, which you should carefully consider, identifies certain significant sources of risk associated with an investment in the certificates. You should also carefully consider the information under "Risk Factors" beginning on page 2 of the attached prospectus.


Junior Lien Priority Could Result in      The mortgage loans are secured by
Payment Delay or Loss                     mortgages that create second liens on
                                          residential properties. The master
                                          servicer may under certain
                                          circumstances consent to a new
                                          mortgage lien on the mortgaged
                                          property having priority over the
                                          mortgage loans in the issuing entity.
                                          Mortgage loans secured by junior liens
                                          are entitled to proceeds that remain
                                          from the sale of the related mortgaged
                                          property after the related senior
                                          mortgage loan and prior statutory
                                          liens have been satisfied. If the
                                          remaining proceeds are insufficient to
                                          satisfy the mortgage loans secured by
                                          second mortgages and prior liens in
                                          the aggregate and any credit
                                          enhancement has been exhausted or is
                                          otherwise not available to cover the
                                          losses, you will bear

                                          o    the risk of delay in payments
                                               while any deficiency judgment
                                               against the borrower is sought;
                                               and

                                          o    the risk of loss if the
                                               deficiency judgment is not
                                               pursued, cannot be obtained or is
                                               not realized upon for any other
                                               reason.

The Certificates Are Backed By            Countrywide Home Loans Inc.'s credit
Mortgage Loans That Will Experience       blemished mortgage loan underwriting
Higher Rates Of Delinquency And Loss      standards are more flexible than the
than Mortgage Loans Underwritten To       standards generally used by banks for
More Traditional Standards                borrowers with non-blemished credit
                                          histories with regard to the
                                          borrower's credit standing and
                                          repayment ability. Borrowers who
                                          qualify generally have impaired credit
                                          histories, which may include a record
                                          of major derogatory credit items such
                                          as outstanding judgments or prior
                                          bankruptcies. On a case by case basis,
                                          Countrywide Home Loans, Inc. may
                                          determine that, based upon
                                          compensating factors, a prospective
                                          borrower not strictly qualifying under
                                          its applicable underwriting risk
                                          category guidelines warrants an
                                          underwriting exception. It is expected
                                          that a significant number of the
                                          mortgage loans will have been
                                          originated based on underwriting
                                          exceptions of these types. As a result
                                          of Countrywide Home Loans Inc.'s
                                          underwriting standards, including the
                                          origination of mortgage loans based on
                                          underwriting exceptions, the mortgage
                                          loans in the mortgage pool are likely
                                          to experience rates of delinquency,
                                          foreclosure and bankruptcy that are
                                          higher, and that may be substantially
                                          higher, than those experienced by
                                          mortgage loans underwritten in a more
                                          traditional manner.

Subordinated Certificates Have A          When certain classes of certificates
Greater Risk Of Loss Because Of           provide credit enhancement for other
Subordination Features; Credit            classes of certificates this is
Enhancement May Not Be Sufficient To      sometimes referred to as
Protect Senior Certificates From          "subordination." The subordination
Losses                                    feature is intended to enhance the
                                          likelihood that related senior
                                          certificateholders will receive
                                          regular payments of interest and
                                          principal.

                                          If so specified in the prospectus
                                          supplement relating to the applicable
                                          series of certificates, credit
                                          enhancement in the form of
                                          subordination will be provided for the
                                          certificates of that series, first, by
                                          the right of the holders of the senior
                                          certificates to receive payments of
                                          principal on the mortgage loans prior
                                          to the related subordinated classes
                                          and, second, by the allocation of
                                          realized losses on the related
                                          mortgage loans to reduce the
                                          certificate principal balances of the
                                          related subordinated classes,
                                          generally in the inverse order of
                                          their priority of payment, before any
                                          related realized losses are allocated
                                          to one or more of the classes of
                                          senior certificates.

                                          You should fully consider the risks of
                                          investing in a subordinated
                                          certificate, including the risk that
                                          you may not fully recover your initial
                                          investment as a result of realized
                                          losses on the related mortgage loans.
                                          In addition, investors in a class of
                                          senior certificates should consider
                                          the risk that, after the credit
                                          enhancement provided by excess
                                          cashflow and overcollateralization (if
                                          any) have been exhausted, the
                                          subordination of the related
                                          subordinated certificates may not be
                                          sufficient to protect the senior
                                          certificates from losses.

Cash Flow Considerations and Risks
Could Cause Payment Delays and Losses     There could be substantial delays in
                                          the liquidation of defaulted mortgage
                                          loans and corresponding delays in your
                                          receiving your portion of the proceeds
                                          of a liquidation. These delays could
                                          continue for several years.
                                          Furthermore, an action to obtain a
                                          deficiency judgment is regulated by
                                          statutes and rules, and the amount or
                                          availability of a deficiency judgment
                                          may be limited by law. In the event of
                                          a default by a borrower, these
                                          restrictions may impede the ability of
                                          the master servicer to foreclose on or
                                          to sell the mortgaged property or to
                                          obtain a deficiency judgment. In
                                          addition, liquidation expenses (such
                                          as legal and appraisal fees, real
                                          estate taxes and maintenance and
                                          preservation expenses) will reduce the
                                          amount of security for the mortgage
                                          loans and, in turn, reduce the
                                          proceeds payable to
                                          certificateholders.

                                          In the event that:

                                          o    the mortgaged properties fail to
                                               provide adequate security for the
                                               related mortgage loans, and

                                          o    the protection provided by any
                                               forms of credit enhancement is
                                               insufficient to cover any
                                               shortfall,

                                          you could lose all or a portion of the
                                          money you paid for the certificates.

Excess Interest From The Mortgage         The structure of a particular series
Loans May Not Provide Adequate Credit     may provide for credit enhancement
Enhancement In A Transaction Employing    through overcollateralization. The
Overcollateralization As A Feature        amount by which the aggregate stated
                                          principal balance of the mortgage
                                          loans exceeds the aggregate
                                          certificate principal balance of the
                                          related classes of certificates is
                                          called "overcollateralization." If the
                                          prospectus supplement for any
                                          applicable series of certificates
                                          indicates that credit enhancement for
                                          that series will be provided by
                                          overcollateralization, the initial
                                          level of overcollateralization (that
                                          is, the overcollateralization on the
                                          closing date) and the required level
                                          of overcollateralization will each be
                                          specified therein.
                                          Overcollateralization typically is
                                          used as credit enhancement when the
                                          mortgage loans are expected to
                                          generate more interest than is needed
                                          to pay interest on the related classes
                                          of certificates because the weighted
                                          average interest rate on the mortgage
                                          loans is expected to be higher than
                                          the weighted average pass-through rate
                                          on the related classes of certificates
                                          plus the weighted average expense fee
                                          rate. In the event that the level of
                                          overcollateralization is reduced, that
                                          "excess interest" will be used to make
                                          additional principal payments on the
                                          related classes of certificates to the
                                          extent described in the prospectus
                                          supplement. Overcollateralization is
                                          intended to provide limited protection
                                          to the holders of the applicable
                                          series of certificates by absorbing
                                          losses from liquidated mortgage loans.
                                          However, we cannot assure you that
                                          enough excess interest will be
                                          generated on the mortgage loans to
                                          maintain any required levels of
                                          overcollateralization.

                                          The excess interest available on any
                                          distribution date will be affected by
                                          the actual amount of interest
                                          received, collected or advanced in
                                          respect of the mortgage loans for that
                                          distribution date. That amount will be
                                          influenced by changes in the weighted
                                          average of the mortgage rates
                                          resulting from prepayments and
                                          liquidations of the mortgage loans. If
                                          the pass-through rate on one or more
                                          classes is limited by the applicable
                                          net rate cap, there may be little or
                                          no excess interest available to
                                          provide credit enhancement.
                                          Furthermore, a disproportionately high
                                          rate of prepayments of high interest
                                          rate mortgage loans would have a
                                          negative effect on future excess
                                          interest.


                                          If the protection afforded by
                                          overcollateralization for any
                                          applicable series is insufficient,
                                          then the holders of the certificates
                                          of that series could experience a loss
                                          on their investment.

Your Yield Will Be Affected By            Borrowers may, at their option, prepay
Prepayments                               their mortgage loans in whole or in
                                          part at any time. We cannot predict
                                          the rate at which borrowers will repay
                                          their mortgage loans.

                                          The prepayment experience of the
                                          mortgage loans may be affected by many
                                          factors, including:

                                          o    general economic conditions,

                                          o    the level of prevailing interest
                                               rates,

                                          o    the availability of alternative
                                               financing,

                                          o    the applicability of prepayment
                                               charges, and

                                          o    homeowner mobility.

                                          A prepayment of a mortgage loan,
                                          however, will usually result in a
                                          prepayment on the certificates.

                                          The rate and timing of prepayment of
                                          the mortgage loans will affect the
                                          yields to maturity and weighted
                                          average lives of the
                                          related classes of certificates.
                                          Any reinvestment risks from faster
                                          or slower prepayments of mortgage
                                          loans will be borne entirely by the
                                          holders of the related classes of
                                          certificates.

                                          o    If you purchase your certificates
                                               at a discount or you purchase
                                               principal only certificates and
                                               principal is repaid slower than
                                               you anticipate, then your yield
                                               may be lower than you anticipate.

                                          o    If you purchase your certificates
                                               at a premium or you purchase
                                               notional amount certificates and
                                               principal is repaid faster than
                                               you anticipate, then your yield
                                               may be lower than you anticipate.

                                          o    If you purchase notional amount
                                               certificates and principal is
                                               repaid faster than you
                                               anticipated, you may lose your
                                               initial investment. o If so
                                               specified in the prospectus
                                               supplement relating to the
                                               applicable series of
                                               certificates, some or all of the
                                               mortgage loans may require the
                                               borrower to pay a charge if the
                                               borrower prepays the mortgage
                                               loan during periods of up to five
                                               years after the mortgage loan was
                                               originated. A prepayment charge
                                               may discourage a borrower from
                                               prepaying the mortgage loan
                                               during the applicable period. As
                                               specified in the prospectus
                                               supplement relating to any
                                               applicable series of
                                               certificates, prepayment charges
                                               may be distributed to specified
                                               classes of certificates or
                                               retained by the master servicer
                                               as servicing compensation and may
                                               not be distributed to the holders
                                               of other classes of certificates.

                                          o    If mortgage loans with relatively
                                               higher mortgage rates prepay, the
                                               pass-through rate on one or more
                                               of the related classes of
                                               certificates may be reduced and
                                               your yield may be lower than you
                                               anticipate.

The Yields On Floating Rate And           The pass-through rates on any classes
Inverse Floating Rate Certificates        of floating rate certificates for any
Will Be Affected By The Level Of The      distribution date will be equal to the
Applicable Interest Rate Index            value of the applicable interest rate
                                          index plus any related margin, but may
                                          be subject to a cap and/or floor. The
                                          pass-through rates on any classes of
                                          inverse floating rate certificates for
                                          any distribution date will equal a
                                          specified fixed rate minus the related
                                          index, but may be subject to a cap
                                          and/or floor, which floor may be as
                                          low as 0%. For these classes of
                                          certificates your yield will be
                                          sensitive to:

                                          o    the level of the applicable
                                               interest rate index,

                                          o    the timing of adjustment of the
                                               pass-through rate on those
                                               certificates as it relates to the
                                               interest rates on the related
                                               mortgage loans, and

                                          o    other limitations on the
                                               pass-through rates of those
                                               certificates as described further
                                               in the prospectus supplement
                                               relating to the applicable series
                                               of certificates.

                                          The pass-through rate on any
                                          adjustable rate certificates may
                                          adjust periodically and will generally
                                          be based on certain
                                          interest rate indices. The mortgage
                                          rates on the mortgage loans will not
                                          adjust and therefore there is an
                                          absence of correlation between the
                                          mortgage rates on the mortgage loans
                                          and the pass-through rate on any
                                          adjustable-rate certificates. The
                                          absence of a correlation between the
                                          mortgage rates on the mortgage loans
                                          and the pass-through rate on the
                                          adjustable-rate certificates may
                                          reduce the interest payable on those
                                          certificates because of the imposition
                                          of the applicable net rate cap.

                                          Prepayments of mortgage loans with
                                          relatively higher mortgage rates may
                                          reduce the applicable net rate cap and
                                          consequently reduce the pass-through
                                          rate for one or more classes of
                                          certificates.

                                          While it may be intended that
                                          reductions in distributions of
                                          interest to a class of adjustable rate
                                          by operation of the applicable net
                                          rate cap be offset by amounts
                                          allocated to the issuing entity in
                                          respect of one or more forms of yield
                                          maintenance enhancement, we cannot
                                          assure you that any amounts will be
                                          available from those sources, or
                                          sufficient, to make any such payments.
                                          In addition, to the extent that any
                                          such form of yield maintenance
                                          enhancement benefiting a class of
                                          certificates is derived from
                                          distributions otherwise payable to one
                                          or more other classes of certificates,
                                          investors in the certificates
                                          benefiting from the yield enhancement
                                          arrangement should consider the
                                          expected distributions otherwise
                                          distributable to those other classes
                                          of certificates, and investors in the
                                          classes of certificates providing the
                                          yield maintenance enhancement should
                                          consider the likelihood that amounts
                                          otherwise distributable on their
                                          certificates will be applied to
                                          provide yield enhancement to the
                                          benefited classes of certificates.

Risks Related To Allocations Of           After the credit enhancement provided
Realized Losses On The Related            by excess cashflow and
Mortgage Loans                            overcollateralization has been
                                          exhausted, or if the structure of the
                                          particular series does not provide for
                                          overcollateralization collections on
                                          the mortgage loans otherwise payable
                                          to the related subordinated classes
                                          will comprise the sole source of funds
                                          from which that credit enhancement is
                                          provided to the senior certificates.
                                          Realized losses on the mortgage loans
                                          are allocated to the related
                                          subordinated certificates, beginning
                                          with the subordinated certificates
                                          then outstanding with the lowest
                                          payment priority, until the
                                          certificate principal balance of each
                                          class of subordinated certificates has
                                          been reduced to zero. If the aggregate
                                          certificate principal balance of the
                                          subordinated classes were to be
                                          reduced to zero, delinquencies and
                                          defaults on the mortgage loans would
                                          reduce the amount of funds available
                                          for monthly distributions to holders
                                          of the senior certificates and may
                                          result in the allocation of realized
                                          losses to one or more classes of
                                          senior certificates.

Certain Interest Shortfalls May Affect    When a borrower makes a full or
Distributions On The Related              partial prepayment on a mortgage loan,
Certificates                              the amount of interest that the
                                          borrower is required to pay may be
                                          less than the amount of interest
                                          certificateholders would otherwise be
                                          entitled to receive with respect to
                                          the mortgage loan. The master servicer
                                          is required to
                                          reduce its master servicing fee to
                                          offset this shortfall, but the
                                          reduction for any distribution date
                                          will limited to all or a portion of
                                          the master servicing fee for the
                                          related month.

                                          In a transaction incorporating
                                          overcollateralization as a credit
                                          enhancement feature, if the aggregate
                                          amount of interest shortfalls on the
                                          related mortgage loans resulting from
                                          prepayments exceeds the amount of the
                                          reduction in the master servicing fee,
                                          the amount of interest available to
                                          make distributions of interest to the
                                          related classes of certificates and to
                                          maintain or restore any related level
                                          of overcollateralization will be
                                          reduced.

                                          In a transaction that does not employ
                                          overcollateralization as a credit
                                          enhancement feature, if the aggregate
                                          amount of interest shortfalls on the
                                          related mortgage loans resulting from
                                          prepayments exceeds the amount of the
                                          reduction in the master servicing fee,
                                          the amount of interest available to
                                          make distributions of interest to the
                                          related classes of certificates will
                                          be reduced and the interest
                                          entitlement for each class of
                                          certificates will be reduced
                                          proportionately.

                                          In addition, your certificates may be
                                          subject to certain shortfalls in
                                          interest collections (or reductions in
                                          excess interest, if the series employs
                                          overcollateralizaiton as a credit
                                          enhancement feature) arising from the
                                          application of the Servicemembers
                                          Civil Relief Act and similar state and
                                          local laws (referred to in this free
                                          writing prospectus as the Relief Act).
                                          The Relief Act provides relief to
                                          borrowers who enter active military
                                          service and to borrowers in reserve
                                          status who are called to active duty
                                          after the origination of their
                                          mortgage loan. The Relief Act provides
                                          generally that these borrowers may not
                                          be charged interest on a mortgage loan
                                          in excess of 6% per annum during the
                                          period of the borrower's active duty.
                                          These shortfalls are not required to
                                          be paid by the borrower at any future
                                          time, will not be offset by a
                                          reduction to the master servicing fee,
                                          and will reduce accrued interest on
                                          each related class of certificates on
                                          a pro rata basis. In addition, the
                                          Relief Act imposes certain limitations
                                          that would impair the master
                                          servicer's ability to foreclose on an
                                          affected mortgage loan during the
                                          borrower's period of active service
                                          and, under some circumstances, during
                                          an additional period thereafter.

                                          In addition, pursuant to the laws of
                                          various states, under certain
                                          circumstances, payments on mortgage
                                          loans by residents in such states who
                                          are called into active duty with the
                                          National Guard or the reserves will be
                                          deferred. These state laws may also
                                          limit the ability of the master
                                          servicer to foreclose on the related
                                          mortgaged property. This could result
                                          in delays or reductions in payment and
                                          increased losses on the mortgage loans
                                          which would be borne by the
                                          certificateholders.

A Withdrawal or Downgrade in the          If one or more classes of certificates
Ratings Assigned to any Credit            of a series will benefit from a form
Enhancer May Affect the Value of the      of credit enhancement provided by a
Related Classes of Certificates           third party, such as a limited
                                          financial guaranty policy or a
                                          derivative instrument, the ratings on
                                          those classes may depend primarily on
                                          an
                                          assessment by the rating agencies
                                          of the mortgage loans and on the
                                          financial strength of the credit
                                          enhancement provider. Any reduction in
                                          the ratings assigned to the financial
                                          strength of the credit enhancement
                                          provider will likely result in a
                                          reduction in the ratings of the
                                          classes of certificates that benefit
                                          from the credit enhancement. A
                                          reduction in the ratings assigned to
                                          those certificates probably would
                                          reduce the market value of the
                                          certificates and may affect your
                                          ability to sell them.

                                          The rating by each of the rating
                                          agencies of the certificates of any
                                          series is not a recommendation to
                                          purchase, hold, or sell the
                                          certificates since that rating does
                                          not address the market price or
                                          suitability for a particular investor.
                                          The rating agencies may reduce or
                                          withdraw the ratings on the
                                          certificates at any time they deem
                                          appropriate. In general, the ratings
                                          address credit risk and do not address
                                          the likelihood of prepayments.

The Right of a Class of Certificates      One or more classes of certificates of
to Receive Certain Interest               a series may bear interest at a
Distributions May Depend on the           pass-through rate that is subject to a
Creditworthiness of a Third Party         cap, but nevertheless those classes
                                          may be entitled to receive interest
                                          distributions in excess of that cap
                                          from excess cashflow (if provided for
                                          in the related prospectus supplement
                                          and if available) or from certain
                                          sources other than the mortgage loans,
                                          such as a derivative instrument or a
                                          reserve fund established to cover
                                          those distributions. In the event that
                                          a series of certificates will provide
                                          for excess cashflow to cover those
                                          interest distributions in excess of
                                          the cap, investors in that class of
                                          certificates should consider that
                                          excess cashflow may not be available
                                          to fund those distributions. In the
                                          event that a series of certificates
                                          does not provide for excess cashflow,
                                          investors in the applicable classes of
                                          certificates will have to look
                                          exclusively to the sources of payment
                                          other than the mortgage loans and will
                                          have to consider that those other
                                          sources may be limited, may be
                                          provided by and depend solely on third
                                          parties and may therefore be subject
                                          to counterparty risk. In the event
                                          that those sources include third party
                                          providers, investors in the affected
                                          classes of certificates should
                                          consider that the ratings assigned to
                                          the applicable third party provider
                                          may be lower than the ratings of the
                                          affected classes of certificates.
                                          Unless otherwise specified in the
                                          related prospectus supplement, the
                                          ratings assigned to any class of
                                          certificates that may receive interest
                                          distributions in excess of the
                                          applicable cap will not address the
                                          likelihood of receipt of any such
                                          interest distributions.

Your Yield Will Be Affected By How        The timing of principal payments on
Distributions Are Allocated To The        any class of certificates will be
Certificates                              affected by a number of factors,
                                          including:

                                          o    the extent of prepayments on the
                                               related mortgage loans,

                                          o    how payments of principal are
                                               allocated among the classes of
                                               certificates in the applicable
                                               series,

                                          o    whether the master servicer,
                                               depositor or Third Party Insurer,
                                               as applicable, exercises its
                                               right to purchase the remaining
                                               assets of the issuing entity,

                                          o    the rate and timing of payment
                                               defaults and losses on the
                                               related mortgage loans,

                                          o    repurchases of related mortgage
                                               loans as a result of material
                                               breaches of representations and
                                               warranties, and

                                          o    with respect to the senior
                                               certificates, if there is
                                               pre-funding in the related series
                                               and if funds are required to be
                                               deposited in the pre-funding
                                               account on the closing date, by
                                               the availability of subsequent
                                               mortgage loans.

                                          Since distributions on the
                                          certificates are dependent upon the
                                          payments on the applicable mortgage
                                          loans, we cannot guarantee the amount
                                          of any particular payment or the
                                          amount of time that will elapse before
                                          the proceeds of the assets of the
                                          issuing entity are distributed to the
                                          certificates.

                                          See "Description of the Certificates
                                          -- Principal," and " -- Optional
                                          Termination" in the prospectus
                                          supplement relating to the applicable
                                          series of certificates for a
                                          description of the manner in which
                                          principal will be paid to the
                                          certificates. See "The Mortgage Pool
                                          -- Assignment of the Mortgage Loans"
                                          in the prospectus supplement relating
                                          to the applicable series of
                                          certificates for more information
                                          regarding the repurchase or
                                          substitution of mortgage loans.

Violations of Consumer Protection Laws    Federal, state and local laws
May Adversely Affect You                  extensively regulate various aspects
                                          of brokering, originating, servicing
                                          and collecting mortgage loans secured
                                          by consumers' dwellings. Among other
                                          things, these laws may regulate
                                          interest rates and other charges,
                                          require disclosures, impose financial
                                          privacy requirements, mandate specific
                                          business practices, and prohibit
                                          unfair and deceptive trade practices.
                                          In addition, licensing requirements
                                          may be imposed on persons that broker,
                                          originate, service or collect such
                                          mortgage loans.

                                          Additional requirements may be imposed
                                          under federal, state or local laws on
                                          so-called "high cost mortgage loans,"
                                          which typically are defined as
                                          mortgage loans secured by a consumer's
                                          dwelling that have interest rates or
                                          origination costs in excess of
                                          prescribed levels. These laws may
                                          limit certain loan terms, such as
                                          prepayment penalties, or the ability
                                          of a creditor to refinance a mortgage
                                          loan unless it is in the borrower's
                                          interest. In addition, certain of
                                          these laws may allow claims against
                                          loan brokers or originators, including
                                          claims based on fraud or
                                          misrepresentations, to be asserted
                                          against persons acquiring the mortgage
                                          loans, such as the issuing entity.

                                          The penalties for violating federal,
                                          state or local laws vary depending on
                                          the applicable law and the particular
                                          facts of the situation. However,
                                          private plaintiffs typically may
                                          assert claims for actual damages and,
                                          in some cases, also may recover civil
                                          money penalties or exercise a right to
                                          rescind the mortgage loan. Violations
                                          of certain laws may limit the ability
                                          to collect all or part of the
                                          principal or interest in a mortgage
                                          loan and, in some cases, borrowers may
                                          even be entitled to a refund of
                                          amounts previously paid. Federal,
                                          state and local administrative or law
                                          enforcement agencies may also be
                                          entitled to bring legal actions,
                                          including actions for civil money
                                          penalties or restitution, for
                                          violations of certain of these laws.
                                          Depending on the particular alleged
                                          misconduct, it is possible that claims
                                          may be asserted against various
                                          participants in secondary market
                                          transactions, including assignees that
                                          hold the mortgage loans, such as the
                                          issuing entity.

                                          For a discussion of certain specific
                                          consumer protection laws that may
                                          affect the mortgage loans, see "Risk
                                          Factors--Consumer Protection Laws May
                                          Adversely Affect You" in the attached
                                          prospectus.

The Certificates May Not Be               The certificates may not be an
Appropriate For Some Investors            appropriate investment for investors
                                          who do not have sufficient resources
                                          or expertise to evaluate the
                                          particular characteristics of each
                                          applicable class of certificates. This
                                          may be the case because, among other
                                          things:

                                          o    the yield to maturity of
                                               certificates purchased at a price
                                               other than par will be sensitive
                                               to the uncertain rate and timing
                                               of principal prepayments on the
                                               related mortgage loans;

                                          o    the rate of principal
                                               distributions on, and the
                                               weighted average lives of, the
                                               certificates will be sensitive to
                                               the uncertain rate and timing of
                                               principal prepayments on the
                                               related mortgage loans and the
                                               priority of principal
                                               distributions among the classes
                                               of certificates in the related
                                               series. Accordingly, the
                                               certificates may be an
                                               inappropriate investment if you
                                               require a distribution of a
                                               particular amount of principal on
                                               a specific date or an otherwise
                                               predictable stream of
                                               distributions; and

                                          o    a secondary market for the
                                               certificates may not develop or
                                               provide certificateholders with
                                               liquidity of investment.

Balloon Mortgage Loans                    If so specified in the prospectus
                                          supplement relating to a series of
                                          certificates, the mortgage loans held
                                          by an issuing entity may include
                                          balloon loans, which are mortgage
                                          loans that do not provide for
                                          scheduled payments of principal that
                                          are sufficient to amortize the
                                          principal balance of the loan prior to
                                          maturity and which therefore will
                                          require the payment by the related
                                          borrower of a "balloon payment" of
                                          principal at maturity. Balloon loans
                                          involve a greater degree of risk
                                          because the ability of a borrower to
                                          make a balloon payment typically will
                                          depend upon the borrower's ability
                                          either to timely refinance the
                                          mortgage loan or timely to sell the
                                          related mortgaged property.

Seasoned Mortgage Loans                   If so specified in the prospectus
                                          supplement relating to the applicable
                                          series of certificates, the loan ages
                                          of some of the mortgage loans held by
                                          an issuing entity may be older than
                                          those of the other mortgage loans held
                                          by that issuing entity or these
                                          mortgage loans may have been
                                          previously included in securitizations
                                          of the depositor and acquired upon
                                          exercise of an optional termination
                                          right. Generally, seasoned mortgage
                                          loans are believed to be less likely
                                          to prepay due to refinancing and
                                          are more likely to default than newly
                                          originated mortgage loans. In any
                                          case, the prepayment and default
                                          experience on well seasoned mortgage
                                          loans will likely differ from that on
                                          other mortgage loans.

Geographic Concentration Of Mortgaged     Issuing entities established by the
Properties Increases The Risk That        depositor have historically had a
Certificate Yields Could Be Impaired      significant portion of their mortgage
                                          loans secured by mortgaged properties
                                          that are located in California, and
                                          unless otherwise specified in the
                                          prospectus supplement relating to the
                                          applicable series of certificates, a
                                          significant portion of the mortgage
                                          loans will be secured by mortgaged
                                          properties that are located in
                                          California. Property in California may
                                          be more susceptible than homes located
                                          in other parts of the country to
                                          certain types of uninsurable hazards,
                                          such as earthquakes, floods, mudslides
                                          and other natural disasters. In
                                          addition,

                                          o    economic conditions in states
                                               with significant concentrations
                                               (which may or may not affect real
                                               property values) may affect the
                                               ability of borrowers to repay
                                               their loans;

                                          o    declines in the residential real
                                               estate markets in states with
                                               significant concentrations may
                                               reduce the values of properties
                                               located in those states, which
                                               would result in an increase in
                                               the loan-to-value ratios; and

                                          o    any increase in the market value
                                               of properties located in states
                                               with significant concentrations
                                               would reduce the loan-to-value
                                               ratios and could, therefore, make
                                               alternative sources of financing
                                               available to the borrowers at
                                               lower interest rates, which could
                                               result in an increased rate of
                                               prepayment of the mortgage loans.

Hurricane Katrina May Pose Special        At the end of August 2005, Hurricane
Risks                                     Katrina caused catastrophic damage to
                                          areas in the Gulf Coast region of the
                                          United States.

                                          If Countrywide Home Loans is a seller,
                                          Countrywide Home Loans will represent
                                          and warrant as of the closing date
                                          that each mortgaged property
                                          (including each mortgaged property
                                          located in the areas affected by
                                          Hurricane Katrina) is free of material
                                          damage and in good repair. In the
                                          event of a breach of that
                                          representation and warranty,
                                          Countrywide Home Loans will be
                                          obligated to repurchase or substitute
                                          for the related mortgage loan. Any
                                          such repurchase would have the effect
                                          of increasing the rate of principal
                                          payment on the certificates. Any
                                          damage to a mortgaged property that
                                          secures a mortgage loan occurring
                                          after the closing date as a result of
                                          any other casualty event will not
                                          cause a breach of this representation
                                          and warranty.

                                          The full economic impact of Hurricane
                                          Katrina is uncertain but may affect
                                          the ability of borrowers to make
                                          payments on their mortgage loans.
                                          Initial economic effects appear to
                                          include:

                                          o    localized areas of nearly
                                               complete destruction of the
                                               economic infrastructure and
                                               cessation of economic activity,

                                          o    regional interruptions in travel
                                               and transportation, tourism and
                                               economic activity generally, and

                                          o    nationwide decreases in petroleum
                                               availability with a corresponding
                                               increase in price.

                                          We have no way to determine whether
                                          other effects will arise, how long any
                                          of these effects may last, or how
                                          these effects may impact the
                                          performance of the mortgage loans. Any
                                          impact of these events on the
                                          performance of the mortgage loans may
                                          increase the amount of losses borne by
                                          the holders of the related
                                          certificates or impact the weighted
                                          average lives of the related
                                          certificates.

You May Have Difficulty Reselling The     No market for any of the certificates
Certificates                              will exist before they are issued. Any
                                          underwriters with respect to one or
                                          more classes of certificates may
                                          intend to make a secondary market in
                                          certain classes of the certificates,
                                          but if it does it will have no
                                          obligation to do so. We cannot assure
                                          you that a secondary market will
                                          develop or, if it develops, that it
                                          will continue. Consequently, you may
                                          not be able to sell your certificates
                                          readily or at prices that will enable
                                          you to realize your desired yield. The
                                          market values of the certificates are
                                          likely to fluctuate; these
                                          fluctuations may be significant and
                                          could result in significant losses to
                                          you.

                                          The secondary markets for mortgage
                                          backed securities have experienced
                                          periods of illiquidity and can be
                                          expected to do so in the future.
                                          Illiquidity can have a severely
                                          adverse effect on the prices of
                                          securities that are especially
                                          sensitive to prepayment, credit, or
                                          interest rate risk, or that have been
                                          structured to meet the investment
                                          requirements of limited categories of
                                          investors.

If The Series Allows For The Purchase     If the particular series of
Of Subsequent Mortgage Loans, There Is    certificates will use a prefunding
A Risk Of Possible Prepayment Due To      mechanism to purchase additional
Inability To Acquire Subsequent           mortgage loans, the ability of that
Mortgage Loans                            issuing entity to acquire subsequent
                                          mortgage loans depends on the ability
                                          of the related seller to originate or
                                          acquire mortgage loans during the
                                          conveyance period specified in the
                                          related prospectus supplement (which
                                          generally will not exceed 90 days)
                                          that meet the eligibility criteria for
                                          subsequent mortgage loans described
                                          therein. The ability of sellers to
                                          originate or acquire eligible
                                          subsequent mortgage loans will be
                                          affected by a number of factors
                                          including prevailing interest rates,
                                          employment levels and economic
                                          conditions generally.

                                          If any of the amounts on deposit in
                                          the pre-funding account in respect of
                                          any loan group allocated to purchase
                                          subsequent mortgage loans cannot be
                                          used for that purpose, those amounts
                                          will be distributed to the related
                                          senior certificateholders as a
                                          prepayment of principal on the first
                                          distribution date following the end of
                                          the conveyance period.

                                          The ability of the issuing entity to
                                          acquire subsequent mortgage loans with
                                          particular characteristics will also
                                          affect the size of the principal
                                          payment the related classes of senior
                                          certificates
                                          in that series.

Inability To Replace Master Servicer      The structure of the servicing fee
Could Affect Collections and              might affect the ability to find a
Recoveries On The Mortgage Loans          replacement master servicer. Although
                                          the trustee is required to replace the
                                          master servicer if the master servicer
                                          is terminated or resigns, if the
                                          trustee is unwilling (including for
                                          example because the servicing fee is
                                          insufficient) or unable (including for
                                          example, because the trustee does not
                                          have the systems to service mortgage
                                          loans), it may be necessary to appoint
                                          a replacement master servicer. Because
                                          the servicing fee is structured as a
                                          percentage of the stated principal
                                          balance of each mortgage loan, it may
                                          be difficult to replace the master
                                          servicer at a time when the balance of
                                          the mortgage loans has been
                                          significantly reduced because the fee
                                          may be insufficient to cover the costs
                                          associated with servicing the mortgage
                                          loans and related REO properties
                                          remaining in the pool. The performance
                                          of the mortgage loans may be
                                          negatively impacted, beyond the
                                          expected transition period during a
                                          servicing transfer, if a replacement
                                          master servicer is not retained within
                                          a reasonable amount of time.

Rights Of Third Party Insurers            If there is a Third Party Insurer with
                                          respect to a particular series of
                                          certificates, unless the Third Party
                                          Insurer fails to make a required
                                          payment under the related policy and
                                          the failure is continuing or the Third
                                          Party Insurer is the subject of a
                                          bankruptcy proceeding (each such
                                          event, a "Third Party Insurer
                                          Default"), the Third Party Insurer may
                                          be entitled to exercise, among others,
                                          the following rights without the
                                          consent of holders of the related
                                          certificates, and the holders of the
                                          related certificates may exercise
                                          those rights only with the prior
                                          written consent of the Third Party
                                          Insurer:

                                          o    the right to provide notices of
                                               master servicer defaults and the
                                               right to direct the trustee to
                                               terminate the rights and
                                               obligations of the master
                                               servicer under the pooling and
                                               servicing agreement upon a
                                               default by the master servicer,

                                          o    the right to remove the trustee
                                               or any custodian pursuant to the
                                               pooling and servicing agreement,
                                               and

                                          o    the right to direct the trustee
                                               to make investigations and take
                                               actions pursuant to the pooling
                                               and servicing agreement.

                                          In addition, unless a Third Party
                                          Insurer Default exists, that Third
                                          Party Insurer's consent may be
                                          required before, among other things,

                                          o    any removal of the master
                                               servicer, any successor servicer
                                               or the trustee, any appointment
                                               of any co-trustee,

                                          o    any otherwise permissible waivers
                                               of prepayment charges or
                                               extensions of due dates for
                                               payment granted by the master
                                               servicer with respect to more
                                               than 5% of the mortgage loans, or

                                          o    any amendment to the pooling and
                                               servicing agreement.

                                          Investors in the certificates other
                                          than those specified in the
                                          related prospectus supplement should
                                          note that:

                                          o    any insurance policy issued by
                                               the Third Party Insurer will not
                                               cover, and will not benefit in
                                               any manner whatsoever, their
                                               certificates,

                                          o    the rights granted to the Third
                                               Party Insurer may be extensive,

                                          o    the interests of the Third Party
                                               Insurer may be inconsistent with,
                                               and adverse to, the interests of
                                               the holders of the certificates,
                                               and the Third Party Insurer has
                                               no obligation or duty to consider
                                               the interests of the certificates
                                               in connection with the exercise
                                               or nonexercise of the Third Party
                                               Insurer's rights, and

                                          o    the Third Party Insurer's
                                               exercise of its rights and
                                               consents may negatively affect
                                               the certificates other than those
                                               specified in the related
                                               prospectus supplement and the
                                               existence of the Third Party
                                               Insurer's rights, whether or not
                                               exercised, may adversely affect
                                               the liquidity of the
                                               certificates, relative to other
                                               asset-backed certificates backed
                                               by comparable mortgage loans and
                                               with comparable payment
                                               priorities and ratings.

Some statements contained in or incorporated by reference in this free writing prospectus and the attached prospectus consist of forward-looking statements relating to future economic performance or projections and other financial items. These statements can be identified by the use of forward-looking words such as "may," "will," "should," "expects," "believes," "anticipates," "estimates," or other comparable words. Forward-looking statements are subject to a variety of risks and uncertainties that could cause actual results to differ from the projected results. Those risks and uncertainties include, among others, general economic and business conditions, regulatory initiatives and compliance with governmental regulations, customer preferences and various other matters, many of which are beyond our control. Because we cannot predict the future, what actually happens may be very different from what we predict in our forward-looking statements.

                               The Mortgage Pool

Assignment of the Mortgage Loans

     Pursuant to the pooling and servicing agreement dated as of the cut-off date with respect to any series of certificates (each such agreement, the "Pooling and Servicing Agreement"), among the Depositor, the Master Servicer, the sellers, and The Bank of New York, as trustee (the "Trustee"), the Depositor on the closing date will sell, transfer, assign, set over and otherwise convey without recourse to the Trustee in trust for the benefit of the certificateholders, all right, title and interest of the Depositor in and to each Mortgage Loan conveyed on the closing date (each, an "Initial Mortgage Loan") and all right, title and interest in and to all other assets to be held by the issuing entity, including all principal and interest received on or with respect to the Initial Mortgage Loans after the initial cut-off date (exclusive of any scheduled principal due on or prior to the initial cut-off date and any interest accruing prior to the initial cut-off date) and the pre-funded amount, if any, deposited in the pre-funding account on the closing date.

     In connection with such transfer and assignment of the Mortgage Loans, the Depositor will deliver the following documents to the Trustee
(collectively constituting the "Trustee's Mortgage File") with respect to each Initial Mortgage Loan and each Subsequent Mortgage Loan, if any (collectively, the "Mortgage Loans"):

          (1) the original mortgage note, endorsed by manual or facsimile signature in blank in the following form: "Pay to the order of _______________ without recourse", with all intervening endorsements that show a complete chain of endorsement from the originator to the person endorsing the mortgage note, or, if the original mortgage note has been lost or destroyed and not replaced, an original lost note affidavit, stating that the original mortgage note was lost or destroyed, together with a copy of the related mortgage note,

          (2) the original recorded mortgage or a copy thereof with recording information,

          (3) a duly executed assignment of the mortgage, in recordable form, or a copy thereof with recording information, as described in the Pooling and Servicing Agreement,

          (4) the original recorded assignment or assignments of the mortgage or a copy of such assignments, with recording information, together with all interim recorded assignments of such mortgage, or a copy of such assignments, with recording information,

          (5) the original or copies of each assumption, modification, written assurance or substitution agreement, if any, and

          (6) the original or duplicate original lender's title policy and all riders thereto or a copy of lender's title policy and all riders thereto or a printout of the electronic equivalent and all riders thereto or, in the event such original title policy has not been received from the insurer, such original or duplicate original lender's title policy and all riders thereto will be delivered within one year of the closing date.

     Notwithstanding the foregoing, in lieu of providing the documents set forth in clauses (3) and (4) above, the Depositor may at its discretion provide evidence that the related Mortgage is held through the MERS(R) System. In addition, the mortgages for some or all of the mortgage loans held by the issuing entity that are not already held through the MERS(R) System may, at the discretion of the Master Servicer, in the future be held through the MERS(R) System. For any mortgage held through the MERS(R) System, the Mortgage is recorded in the name of Mortgage Electronic Registration Systems, Inc., or MERS(R), as nominee for the owner of the Mortgage Loan, and subsequent assignments of the mortgage were, or in the future may be, at the discretion of the Master Servicer, registered electronically through the MERS(R) System. For each of these Mortgage Loans, MERS(R) serves as mortgagee of record on the mortgage solely as a nominee in an administrative capacity on behalf of the Trustee, and does not have any interest in the Mortgage Loan.

     The Pooling and Servicing Agreement for any series of certificates may provide that the Depositor will be required to deliver (or cause delivery of) the Trustee's Mortgage Files:

          (A) not later than the closing date, with respect to at least 50% of the Initial Mortgage Loans, and not later than the relevant subsequent transfer date, with respect to at least 10% of the Subsequent Mortgage Loans conveyed on any related subsequent transfer date,

          (B) not later than twenty days after the closing date, with respect to at least an additional 40% of the Initial Mortgage Loans, and not later than twenty days after the relevant subsequent transfer date with respect to the remaining Subsequent Mortgage Loans conveyed on any related subsequent transfer date, and

          (C) not later than thirty days after the closing date, with respect to the remaining Initial Mortgage Loans.

     Assignments of the Mortgage Loans to the Trustee (or its nominee) will be recorded in the appropriate public office for real property records, except in states (such as California) as to which an opinion of counsel is delivered to the effect that such recording is not required to protect the Trustee's interests in the Mortgage Loan against the claim of any subsequent transferee or any successor to or creditor of the Depositor or the applicable seller. As to any Mortgage Loan, the recording requirement exception described in the preceding sentence is applicable only so long as the related Trustee's Mortgage File is maintained in the possession of the Trustee in one of the states to which such exception applies. In the event any such assignment is delivered to the Trustee in blank and the related Trustee's Mortgage File is released by the Trustee pursuant to applicable provisions of the Pooling and Servicing Agreement, the Trustee will complete such assignment as provided in subparagraph (3) above prior to any such release. In the event such recording is required to protect the interest of the Trustee in the Mortgage Loans, the Master Servicer is required to cause each previously unrecorded assignment to be submitted for recording.

     The Trustee will review the Initial Mortgage Loan documents on or prior to the closing date (or promptly after the Trustee's receipt of any document permitted to be delivered after the closing date), and the Subsequent Mortgage Loan documents promptly after the Trustee's receipt thereof on or after the related subsequent transfer date as described above, and the Trustee will hold such documents in trust for the benefit of the holders of the certificates. After review of such Mortgage Loan documents, if any document is found to be missing or defective in any material respect, the Trustee or the Trustee is required to notify the Master Servicer and Countrywide Home Loans in writing. If Countrywide Home Loans cannot or does not cure such omission or defect within 90 days of its receipt of notice from the Trustee or the Trustee, Countrywide Home Loans is required to repurchase the related Mortgage Loan from the issuing entity at a price (the "Purchase Price") equal to the sum of
(i) 100% of the unpaid principal balance (or, if such purchase or repurchase, as the case may be, is effected by the Master Servicer, the Stated Principal Balance) of the Mortgage Loan as of the date of such purchase, (ii) accrued interest thereon at the applicable Mortgage Rate (or, if such purchase or repurchase, as the case may be, is effected by the Master Servicer, at the Net Mortgage Rate) from (a) the date through which interest was last paid by the borrower (or, if such purchase or repurchase, as the case may be, is effected by the Master Servicer, the date through which interest was last advanced by, and not reimbursed to, the Master Servicer) to (b) the Due Date in the month in which the Purchase Price is to be distributed to certificateholders and
(iii) any costs, expenses and damages incurred by the issuing entity resulting from any violation of any predatory or abusive lending law in connection with such Mortgage Loan. Rather than repurchase the Mortgage Loan as provided above, Countrywide Home Loans may remove such Mortgage Loan (a "deleted mortgage loan") from the issuing entity and substitute in its place another Mortgage Loan of like kind (a "replacement mortgage loan"); however, such substitution is only permitted within two years after the closing date, and may not be made unless an opinion of counsel is provided to the effect that such substitution would not disqualify any REMIC election made by the Trustee or result in a prohibited transaction tax under the Code. Any replacement mortgage loan generally will, on the date of substitution, among other characteristics set forth in the Pooling and Servicing Agreement:

          (1) have a Stated Principal Balance, after deduction of the principal portion of the scheduled payment due in the month of substitution, not in excess of, and not less than 90% of, the Stated Principal Balance of the deleted mortgage loan (the amount of any shortfall to be forwarded by Countrywide Home Loans or any other applicable seller to the Master Servicer and deposited by the Master Servicer in the certificate account not later than the succeeding determination date and held for distribution to the holders of the certificates on the related distribution date),

          (2) have the same or higher credit quality characteristics than that of the deleted mortgage loan,

          (3) be accruing interest at a rate not more than 1% per annum higher or lower than that of the deleted mortgage loan,

          (4) have a combined loan-to-value ratio no higher than that of the deleted mortgage loan,

          (5) have a remaining term to maturity not greater than (and not more than one year less than) that of the deleted mortgage loan,

          (6) not permit conversion of the mortgage rate from a fixed rate to a variable rate,

          (7) provide for a prepayment charge on terms substantially similar to those of the prepayment charge, if any, of the deleted mortgage loan,

          (8) have the same occupancy type and lien priority as the deleted mortgage loan, and

          (9) comply with all of the representations and warranties set forth in the Pooling and Servicing Agreement as of the date of substitution.

     This cure, repurchase or substitution obligation constitutes the sole remedy available to the certificateholders, the Trustee or the Depositor for omission of, or a material defect in, a Mortgage Loan document.

Pre-Funding

     On the closing date with respect to any series of certificates, the Depositor may elect to deposit an amount of up to 25% of the initial certificate principal balance of the certificates issued by the related issuing entity in a pre-funding account established and maintained by the Trustee on behalf of the certificateholders. The pre-funded amount, if any, will be allocated between any loan groups so that the amount allocated to any loan group will not exceed 25% of the initial certificate principal balance of the related certificates. Any investment income earned from amounts in the pre-funding account, if any, will be paid to the Depositor, and will not be available for payments on the certificates. If the Depositor elects to deposit the pre-funded amount in the pre-funding account, during the period from the closing date until the earlier of (x) the date the amount in the pre-funding account is less than an amount specified in the related prospectus supplement and (y) the date, generally no more than 90 days following the closing date, specified in the related prospectus supplement, the Depositor will be expected to purchase additional mortgage loans originated or purchased by a seller (such mortgage loans, the "Subsequent Mortgage Loans") from a seller and sell such Subsequent Mortgage Loans to the issuing entity as described below. The purchase price for each Subsequent Mortgage Loan will equal the current Stated Principal Balance of such Subsequent Mortgage Loan.

     Pursuant to the Pooling and Servicing Agreement and a Subsequent Transfer Agreement to be executed by the applicable seller, the Depositor and the Trustee, the conveyance of Subsequent Mortgage Loans may be made on any business day during the funding period, subject to the fulfillment of certain conditions in the Pooling and Servicing Agreement. Generally speaking, those conditions will include:

     o the Subsequent Mortgage Loans conveyed on the applicable subsequent transfer date satisfy the same representations and warranties in the Pooling and Servicing Agreement applicable to all Mortgage Loans,

     o the Subsequent Mortgage Loans conveyed on the applicable subsequent transfer date are selected in a manner reasonably believed not to be adverse to the interests of the certificateholders,

     o the Trustee receives certain opinions of counsel required by the applicable rating agencies,

     o the conveyance of the Subsequent Mortgage Loans on such subsequent transfer date will not result in a reduction or withdrawal of any ratings assigned to the certificates,

     o no Subsequent Mortgage Loan conveyed on the applicable subsequent transfer date is 30 or more days delinquent, and

     o following the conveyance of the Subsequent Mortgage Loans on the applicable subsequent transfer date to the issuing entity, the characteristics of the mortgage pool and each loan group will not vary by more certain permitted variances specified in the related prospectus supplement.

Underwriting Procedures Relating to Closed-End Credit-Blemished Second Lien Mortgage Loans

     The following is a description of the underwriting procedures customarily employed by Countrywide Home Loans with respect to second lien credit-blemished mortgage loans. Countrywide Home Loans has been originating second lien credit-blemished mortgage loans since 1997. Countrywide Home Loans produces its second lien credit-blemished mortgage loans through its Consumer Markets, Full Spectrum Lending, Correspondent Lending and Wholesale Lending Divisions. Prior to the funding of any second lien credit-blemished mortgage loan, Countrywide Home Loans underwrites the related mortgage loan in accordance with the underwriting standards established by Countrywide Home Loans. In general, the mortgage loans are underwritten centrally by a specialized group of underwriters who are familiar with the unique characteristics of second lien credit-blemished mortgage loans. In general, Countrywide Home Loans does not purchase any second lien credit-blemished mortgage loan that it has not itself underwritten.

     Countrywide Home Loans' underwriting standards are primarily intended to evaluate the value and adequacy of the mortgaged property as collateral for the proposed mortgage loan and the borrower's credit standing and repayment ability. On a case by case basis, Countrywide Home Loans may determine that, based upon compensating factors, a prospective borrower not strictly qualifying under the underwriting risk category guidelines described below warrants an underwriting exception. Compensating factors may include low loan-to-value ratio or combined loan-to-value ratio, as applicable, low debt-to-income ratio, stable employment, time in the same residence or other factors. It is expected that a significant number of the Mortgage Loans will have been originated based on these types of underwriting exceptions.

     Each prospective borrower completes an application for credit which includes information with respect to the applicant's assets, liabilities, income and employment history, as well as certain other personal information. Countrywide Home Loans requires an independent credit bureau report on the credit history of each applicant in order to evaluate the applicant's prior willingness and/or ability to repay. The report typically contains information relating to credit history with local and national merchants and lenders, installment debt payments and any record of defaults, bankruptcy, repossession, suits or judgments, among other matters.

     After obtaining all applicable employment, credit and property information, Countrywide Home Loans uses a debt-to-income ratio to assist in determining whether the prospective borrower has sufficient monthly income available to support the payments of principal and interest on the mortgage loan in addition to other monthly credit obligations. The "debt-to-income ratio" is the ratio of the borrower's total monthly credit obligations to the borrower's gross monthly income. The maximum monthly debt-to-income ratio varies depending upon a borrower's credit grade and documentation level (as described below) but does not generally exceed 55%. Variations in the monthly debt-to-income ratios limit are permitted based on compensating factors.

     Countrywide Home Loans' underwriting standards are applied in accordance with applicable federal and state laws and regulations and require an independent appraisal of the mortgaged property prepared on a Uniform Residential Appraisal Report (Form 1004) or other appraisal form as applicable to the specific mortgaged property type. Each appraisal includes a market data analysis based on recent sales of comparable homes in the area and, where deemed appropriate, replacement cost analysis based on the current cost of constructing a similar home and generally is required to have been made not earlier than 180 days prior to the date of origination of the mortgage loan. Every independent appraisal is reviewed by a representative of Countrywide Home Loans before the loan is funded, and an additional review appraisal is generally performed in connection with appraisals not provided by Landsafe Appraisals, Inc., a wholly owned subsidiary of Countrywide Home Loans. In most cases, properties that are not at least in average condition (including properties requiring major deferred maintenance) are not acceptable as collateral for a second lien credit-blemished mortgage loan. The maximum loan amount varies depending upon a borrower's credit grade, Credit Bureau Risk Score, and documentation level but does not generally exceed $175,000 for second lien credit-blemished mortgage loans. Variations in maximum loan amount limits are permitted based on compensating factors.

     Countrywide Home Loans' underwriting standards permit second lien credit-blemished mortgage loans with combined loan-to-value ratios at origination of up to 100% depending on the program, type and use of the property, documentation level, creditworthiness of the borrower, debt-to-income ratio and loan amount.

     Countrywide Home Loans requires title insurance on all second lien credit-blemished mortgage loans. Countrywide Home Loans also requires that fire and extended coverage casualty insurance be maintained on the mortgaged property in an amount at least equal to the principal balance or the replacement cost of the mortgaged property, whichever is less.

     Countrywide Home Loans' second lien credit-blemished mortgage loan underwriting standards are more flexible than the standards generally acceptable to Countrywide Home Loans for its non-credit blemished mortgage loans with regard to the borrower's credit standing and repayment ability. While more flexible, Countrywide Home Loans' underwriting guidelines still place primary reliance on a borrower's ability to repay; however Countrywide Home Loans may require lower loan-to-value ratios or combined loan-to-value ratios, as applicable, than for loans underwritten to more traditional standards. Borrowers who qualify generally have payment histories and debt-to-income ratios which would not satisfy more traditional underwriting guidelines and may have a record of major derogatory credit items such as outstanding judgments or prior bankruptcies. Countrywide Home Loans' second lien credit-blemished mortgage loan underwriting guidelines establish the maximum permitted loan-to-value ratio or combined loan-to-value ratio, as applicable, for each loan type based upon these and other risk factors with more risk factors resulting in lower ratios.

     Countrywide Home Loans underwrites or originates second lien credit-blemished mortgage loans pursuant to alternative sets of underwriting criteria under its Full Documentation Loan Program (the "Full Doc Program"), and Stated Income Loan Program (the "Stated Income Program"). Under each of the underwriting programs, Countrywide Home Loans verifies the loan applicant's sources and amounts of income (except under the Stated Income Program where the amount of income is not verified), calculates the amount of income from all sources indicated on the loan application, reviews the credit history of the applicant, calculates the debt-to-income ratio to determine the applicant's ability to repay the loan, and reviews the appraisal of the mortgaged property for compliance with Countrywide Home Loans' underwriting standards.

     Under the Stated Income Program, the borrower's employment and income sources and amounts must be stated on the borrower's application for credit. The borrower's income as stated must be reasonable for the related occupation and the determination as to reasonableness is subject to the loan underwriter's discretion. However, the borrower's income as stated on the application is not independently verified. Except as otherwise stated above, the same mortgage credit, consumer credit and collateral related underwriting guidelines apply.

     Under the Full Doc and Stated Income Programs, various risk categories are used to grade the likelihood that the borrower will satisfy the repayment conditions of the mortgage loan. These risk categories establish the maximum permitted loan-to-value ratio or combined loan-to-value ratio, as applicable, debt-to-income ratio and loan amount, given the borrower's credit history, the occupancy status of the mortgaged property and the type of mortgaged property. In general, more (or more recent) derogatory credit items such as delinquent mortgage payments or prior bankruptcies result in a loan being assigned to a higher credit risk category.

     Countrywide Home Loans' underwriting guidelines for second lien credit-blemished mortgage loans utilize credit grade categories to grade the likelihood that the borrower will satisfy the repayment conditions of the mortgage loans. In general, a credit grade category is assigned by evaluating a borrower's mortgage history, time since bankruptcy, and time since foreclosure or notice of default. In the case of borrowers with less than twelve months' mortgage history, credit grade category is assigned by evaluating, time since bankruptcy, and time since foreclosure or notice of default. The credit grade categories establish guidelines for determining maximum allowable loan-to-value ratios or combined loan-to-value ratios, as applicable, and loan amounts given the borrower's Credit Bureau Risk Score, and maximum allowable debt-to-income ratios for a given mortgage loan. A summary of the credit grade categories is set forth below.

Credit Grade Category: "A"
     Combined Loan-To-Value Ratio ("CLTV"): Maximum of 100%
     Debt-To-Income Ratio: Maximum of 55%
     Loan Amount: Maximum of $175,000.
     Credit Bureau Risk Score: Minimum of--
     560 for loan amounts up to $100,000,
     580 for loan amounts of $100,001 to $125,000,
     600 for loan amounts of $125,001 to $137,500,
     620 for loan amounts of $137,501 to $162,500, and 640 for loan amounts of $162,501 to $175,000.
     Mortgage History: No more than 1 non-consecutive delinquency of 30 days during the past 12 months.
     Bankruptcy: At least 1 day since discharge or 2 years since dismissal of
       Chapter 7 or 13 Bankruptcy.
     Foreclosure/Notice of Default: At least 3 years since foreclosure/notice of default released.


Credit Grade Category: "A-"
     Combined Loan-To-Value Ratio: Maximum of 85%
     Debt-To-Income Ratio: Maximum of 55%
     Loan Amount: Maximum of $100,000.

     Credit Bureau Risk Score: Minimum of 560.
     Mortgage History: No more than 2 non-consecutive delinquencies of 30 days during the past 12 months.
     Bankruptcy: At least 1 day since discharge or 2 years since dismissal of
       Chapter 7 or 13 Bankruptcy.
     Foreclosure/Notice of Default: At least 3 years since foreclosure/notice of default released.


Credit Grade Category: "B"
     Combined Loan-To-Value Ratio: Maximum of 80%
     Debt-To-Income Ratio: Maximum of 55%
     Loan Amount: Maximum of $100,000.
     Credit Bureau Risk Score: Minimum of 560.
     Mortgage History: No more than 1 delinquency of 60 days in the past 12 months.
     Delinquencies of 30 days are not restricted.
     Bankruptcy: At least 1 day since discharge or 1 year since dismissal of
       Chapter 7 or 13 Bankruptcy.
     Foreclosure/Notice of Default: At least 2 years since foreclosure/notice of default released.


Credit Grade Category: "C"
     Combined Loan-To-Value Ratio: Maximum of 70%
     Debt-To-Income Ratio: Maximum of 55%
     Loan Amount: Maximum of $100,000.
     Credit Bureau Risk Score: Minimum of 560.
     Mortgage History: No more than 1 delinquency of 90 days during the past 12 months.
     Delinquencies of 30 days and 60 days are not restricted.
     Bankruptcy: At least 1 day since discharge or 1 year since dismissal of Chapter 7 or 13 Bankruptcy.
     Foreclosure/Notice of Default: At least 1 year since foreclosure/notice of default released.

     The loan-to-value ratios or combined loan-to-value ratios, as applicable, debt-to-income ratios, and loan amounts stated above are maximum levels for a given credit grade category. There are additional restrictions on loan-to-value ratios or combined loan-to-value ratios, as applicable, debt-to-income ratios, and loan amounts depending on, but not limited to, the occupancy status of the mortgaged property, the type of mortgaged property, and the documentation program.

     The "Credit Bureau Risk Score" is a statistical credit score obtained by Countrywide Home Loans in connection with the loan application to help assess a borrower's creditworthiness. Credit Bureau Risk Scores are generated by models developed by a third party and are made available to mortgage lenders through three national credit bureaus. The models were derived by analyzing data on consumers in order to establish patterns which are believed to be indicative of the borrower's probability of default. The Credit Bureau Risk Scores are based on a borrower's historical credit data, including, among other things, payment history, delinquencies on accounts, levels of outstanding indebtedness, length of client history, types of credit, and bankruptcy experience. Credit Bureau Risk Scores range from approximately 250 to approximately 900, with higher scores indicating an individual with a more favorable credit history compared to an individual with a lower score. However, a Credit Bureau Risk Score purports only to be a measurement of the relative degree of risk a borrower represents to a lender, i.e., that a borrower with a higher score is statistically expected to be less likely to default in payment than a borrower with a lower score. In addition, it should be noted that Credit Bureau Risk Scores were developed to indicate a level of default probability over a two-year period which does not correspond to the life of a mortgage loan. Furthermore, Credit Bureau Risk Scores were not developed specifically for use in connection with mortgage loans, but for consumer loans in general. Therefore, a Credit Bureau Risk Score does not take into consideration the effect of mortgage loan characteristics on the probability of repayment by the borrower. The Credit Bureau Risk Scores set forth in Annex A hereto were obtained either at the time of origination of the Mortgage Loan or more recently. The Credit Bureau Risk Score is used as an aid to, not a substitute for, the underwriter's judgment.

     In determining a Credit Bureau Risk Score for a particular borrower, Countrywide Home Loans attempts to obtain Credit Bureau Risk Scores from each of the three national credit bureaus that produce these scores. Although different scores may be available from each of the three national credit bureaus for a particular borrower, Countrywide Home Loans will use only one score in its determination of whether to underwrite a mortgage loan, based on the following methodology: if scores are available from each of the three national credit bureaus, Countrywide Home Loans will disregard the highest and lowest scores, and use the remaining score; and if scores are available from only two of the three national credit bureau, Countrywide Home Loans will use the lower of the two scores. In the case of a mortgage loan with more than one applicant, Countrywide Home Loans will use the Credit Bureau Risk Score of the applicant contributing the highest percentage of the total qualifying income.

     If only one score is available, or no score is available, Countrywide Home Loans will follow its limited credit guidelines. Under the limited credit guidelines, credit histories may be developed using rent verification from current and/or previous landlords, proof of payment to utilities such as telephone, or verification from other sources of credit or services for which the applicant has (or had) a regular financial obligation. In general, applications with the aforementioned type of credit documentation are limited to A- risk and 80% loan-to-value ratio or combined loan-to-value ratio, as applicable. For applicants with established mortgage payment history of at least 12 months and one credit score or no credit score, the mortgage payment history may be used in lieu of a credit score to determine a risk grade.


                        Servicing of the Mortgage Loans

General

     Countrywide Home Loans Servicing LP ("Countrywide Servicing" or the "Master Servicer") will act as Master Servicer and will service the Mortgage Loans in accordance with the terms set forth in the Pooling and Servicing Agreement. The Master Servicer will agree to service and administer the Mortgage Loans in accordance with customary and usual standards of practice of prudent mortgage loan lenders. The Master Servicer will also agree to represent and protect the interest of the Trustee in the Mortgage Loans in the same manner as it currently protects its own interest in mortgage loans in its own portfolio in any claim, proceeding or litigation regarding a Mortgage Loan. The Master Servicer is permitted to make a modification, waiver or amendment of a Mortgage Loan so long as the modification, waiver or amendment would comply with the general servicing standard described above, not cause any REMIC to fail to qualify as a REMIC, not result in the imposition of certain taxes and not extend the due date for a payment due on the related mortgage note for a period greater than 270 days. A modification, waiver or amendment may initially result in a reduction in the payments made under a Mortgage Loan, but it is expected that a modification, waiver or amendment will increase the payments made under the Mortgage Loan over the life of the Mortgage Loan.

     The Master Servicer may perform any of its obligations under the Pooling and Servicing Agreement through one or more subservicers. Notwithstanding any subservicing arrangement, the Master Servicer will remain liable for its servicing duties and obligations under the Pooling and Servicing Agreement as if the Master Servicer alone were servicing the Mortgage Loans.

The Master Servicer

     The principal executive offices of Countrywide Servicing are located at 7105 Corporate Drive, Plano, Texas 75024. Countrywide Servicing is a Texas limited partnership directly owned by Countrywide GP, Inc. and Countrywide LP, Inc., each a Nevada corporation and a direct wholly owned subsidiary of Countrywide Home Loans. Countrywide GP, Inc. owns a 0.1% interest in Countrywide Servicing and is the general partner. Countrywide LP, Inc. owns a 99.9% interest in Countrywide Servicing and is a limited partner.

     Countrywide Home Loans established Countrywide Servicing in February 2000 to service mortgage loans originated by Countrywide Home Loans that would otherwise have been serviced by Countrywide Home Loans. In January and February 2001, Countrywide Home Loans transferred to Countrywide Servicing all of its rights and obligations relating to mortgage loans serviced on behalf of Fannie Mae and Freddie Mac, respectively. In October 2001, Countrywide Home Loans transferred to Countrywide Servicing all of its rights and obligations relating to the bulk of its non-agency loan servicing portfolio (other than the servicing of home equity lines of credit), including with respect to those mortgage loans (other than home equity lines of credit) formerly serviced by Countrywide Home Loans and securitized by the Depositor or CWMBS, Inc., an affiliate of the Depositor. While Countrywide Home Loans expects to continue to directly service a portion of its loan portfolio, it is expected that the servicing rights for most newly originated Countrywide Home Loans mortgage loans will be transferred to Countrywide Servicing upon sale or securitization of the related mortgage loans. Countrywide Servicing is engaged in the business of servicing mortgage loans and will not originate or acquire loans, an activity that will continue to be performed by Countrywide Home Loans. In addition to acquiring mortgage servicing rights from Countrywide Home Loans, it is expected that Countrywide Servicing will service mortgage loans for non-Countrywide affiliated parties as well as subservice mortgage loans on behalf of other master servicers.

     In connection with the establishment of Countrywide Servicing, certain employees of Countrywide Home Loans became employees of Countrywide Servicing. Countrywide Servicing has engaged Countrywide Home Loans as a subservicer to perform certain loan servicing activities on its behalf.

     Countrywide Servicing is an approved mortgage loan servicer for Fannie Mae, Freddie Mac, Ginnie Mae, HUD and VA and is licensed to service mortgage loans in those states where a license is required. Its loan servicing activities are guaranteed by Countrywide Financial and Countrywide Home Loans (when required by the owner of the mortgage loans).

Countrywide Home Loans

     Countrywide Home Loans is the sponsor for the transaction and also a seller. Countrywide Home Loans is a New York corporation and a direct wholly owned subsidiary of Countrywide Financial Corporation, a Delaware corporation ("Countrywide Financial"). The principal executive offices of Countrywide Home Loans are located at 4500 Park Granada, Calabasas, California 91302. Countrywide Home Loans is engaged primarily in the mortgage banking business, and as part of that business, originates, purchases, sells and services mortgage loans. Countrywide Home Loans originates mortgage loans through a retail branch system and through mortgage loan brokers and correspondents nationwide. Mortgage loans originated by Countrywide Home Loans are principally first-lien, fixed or adjustable rate mortgage loans secured by single-family residences.

     Countrywide Home Loans has historically sold substantially all the mortgage loans that it has originated and purchased, generally through securitizations. Countrywide Home Loans does not always sell mortgage loans immediately after origination or acquisition, but may decide to sell certain mortgage loans in later periods as part of its overall management of interest rate risk. Countrywide Home Loans has been involved in the securitization of mortgage loans since 1969 when it was approved as a Federal National Mortgage Association seller/servicer. Countrywide Home Loans reviews the structure of its securitizations and discusses the structure with the related underwriters.

     Except as otherwise indicated, reference in the remainder of this free writing prospectus to "Countrywide Home Loans" should be read to include Countrywide Home Loans and its consolidated subsidiaries, including Countrywide Servicing. Countrywide Home Loans services substantially all of the mortgage loans it originates or acquires. In addition, Countrywide Home Loans has purchased in bulk the rights to service mortgage loans originated by other lenders. Countrywide Home Loans has in the past and may in the future sell to mortgage bankers and other institutions a portion of its portfolio of loan servicing rights. As of December 31, 2002, December 31, 2003, December 31, 2004, December 31, 2005 and March 31, 2006, Countrywide Home Loans provided servicing for mortgage loans with an aggregate principal balance of approximately $452.405 billion, $644.855 billion, $838.322 billion, $1,111.090 billion and $1,152.651 billion, respectively, substantially all of which were being serviced for unaffiliated persons. As of December 31, 2005 and March 31, 2006, Countrywide Home Loans provided servicing for approximately $121.734 billion and $120.692 billion, respectively, in credit-blemished mortgage loans (excluding mortgage loans being subserviced by Countrywide Home Loans).

     Mortgage Loan Production

     The following table sets forth, by number and dollar amount of mortgage loans, Countrywide Home Loans' residential mortgage loan production for the periods indicated.

                                                                 Consolidated Mortgage Loan Production
                                      --------------------------------------------------------------------------------------------
                                       Ten Months                                                                     Three Months
                                         Ended                                Years Ended                                Ended
                                      December 31,                            December 31,                              March 31,
                                          2001            2002            2003            2004            2005            2006
                                      ------------    ------------    ------------    ------------    ------------    ------------
                                                             (Dollars in millions, except average loan amount)
Conventional Conforming Loans
  Number of Loans .................        504,975         999,448       1,517,743         846,395         809,630         164,665
  Volume of Loans .................   $     76,432    $    150,110    $    235,868    $    138,845    $    167,675    $     32,068
     Percent of Total Dollar Volume           61.7%           59.6%           54.2%           38.2%           34.1%           31.0%

Conventional Non-conforming Loans
  Number of Loans .................        137,593         277,626         554,571         509,711         826,178         155,746
  Volume of Loans .................   $     22,209    $     61,627    $    136,664    $    140,580    $    225,217    $     48,204
     Percent of Total Dollar Volume           17.9%           24.5%           31.4%           38.7%           45.9%           46.6%
 FHA/VA Loans
  Number of Loans .................        118,734         157,626         196,063         105,562          80,528          20,487
  Volume of Loans .................   $     14,109    $     19,093    $     24,402    $     13,247    $     10,712    $      2,878
     Percent of Total Dollar Volume           11.4%            7.6%            5.6%            3.6%            2.2%            2.8%

Prime Home Equity Loans
  Number of Loans .................        164,503         316,049         453,817         587,046         683,887         165,076
  Volume of Loans .................   $      5,639    $     11,650    $     18,103    $     30,893    $     42,706    $     11,063
     Percent of Total Dollar Volume            4.5%            4.6%            4.2%            8.5%            8.7%           10.7%

Nonprime Mortgage Loans
  Number of Loans .................         43,359          63,195         124,205         250,030         278,112          59,226
  Volume of Loans .................   $      5,580    $      9,421    $     19,827    $     39,441    $     44,637    $      9,205
     Percent of Total Dollar Volume            4.5%            3.7%            4.6%           11.0%            9.1%            8.9%

Total Loans
  Number of Loans .................        969,164       1,813,944       2,846,399       2,298,744       2,678,335         565,200
  Volume of Loans .................   $    123,969    $    251,901    $    434,864    $    363,006    $    490,947    $    103,418
  Average Loan Amount .............   $    128,000    $    139,000    $    153,000    $    158,000    $    183,000    $    183,000
  Non-Purchase Transactions(1) ....             63%             66%             72%             51%             53%             55%
  Adjustable-Rate Loans(1) ........             12%             14%             21%             52%             52%             50%

     ----------

     (1) Percentage of total mortgage loan production (excluding commercial real estate) based on dollar volume.

Loan Servicing

     The Master Servicer has established standard policies for the servicing and collection of mortgages. Servicing includes, but is not limited to:

          (a)  collecting, aggregating and remitting mortgage loan payments;

          (b)  accounting for principal and interest;

          (c) holding escrow (impound) funds for payment of taxes and insurance;

          (d)  making inspections as required of the mortgaged properties;

          (e) preparation of tax related information in connection with the mortgage loans;

          (f)  supervision of delinquent mortgage loans;

          (g)  loss mitigation efforts;

          (h) foreclosure proceedings and, if applicable, the disposition of mortgaged properties; and

          (i) generally administering the mortgage loans, for which it receives servicing fees.

     Billing statements with respect to mortgage loans are mailed monthly by the Master Servicer. The statement details all debits and credits and specifies the payment due. Notice of changes in the applicable loan rate are provided by the Master Servicer to the borrower with these statements.

Collection Procedures

     When a borrower fails to make a payment on a second lien credit-blemished mortgage loan, the Master Servicer attempts to cause the deficiency to be cured by corresponding with the borrower. In most cases, deficiencies are cured promptly. Pursuant to the Master Servicer's servicing procedures for second lien credit-blemished mortgage loans, the Master Servicer generally mails to the borrower a notice of intent to foreclose after the loan becomes 31 days past due (two payments due but not received) and, generally within 59 days thereafter, if the loan remains delinquent, institutes appropriate legal action to foreclose on the mortgaged property. Foreclosure proceedings may be terminated if the delinquency is cured. Mortgage loans to borrowers in bankruptcy proceedings may be restructured in accordance with law and with a view to maximizing recovery of such loans, including any deficiencies.

     Once foreclosure is initiated by the Master Servicer, a foreclosure tracking system is used to monitor the progress of the proceedings. The system includes state specific parameters to monitor whether proceedings are progressing within the time frame typical for the state in which the mortgaged property is located. During the foreclosure proceeding, the Master Servicer determines the amount of the foreclosure bid and whether to liquidate the mortgage loan.

     After foreclosure, if the mortgaged property securing a second lien credit-blemished mortgage loan is also securing a first lien mortgage loan, the Master Servicer may liquidate the mortgaged property and charge off the second lien credit-blemished mortgage loan balance that was not recovered through liquidation proceeds. If the mortgaged property was subject to a senior lien, the Master Servicer will either directly manage the foreclosure sale of the property and satisfy the lien at the time of sale or take other action deemed necessary to protect the interest in the mortgaged property. If, in the judgment of the Master Servicer, the cost of maintaining or purchasing the senior lien mortgage loan exceeds the economic benefit of such action, the Master Servicer will generally charge off the entire second lien credit-blemished mortgage loan and may seek a money judgment against the borrower. Generally, the Master Servicer will charge off the entire second lien credit-blemished mortgage loan when the related mortgaged property is liquidated, unless the Master Servicer has determined that liquidation proceeds in respect of such mortgaged property, which have not been received by that date, may be received by the Master Servicer subsequently.

     If foreclosed, the mortgaged property is sold at a public or private sale and may be purchased by Countrywide Home Loans. After foreclosure, the Master Servicer may liquidate the mortgaged property and charge-off the loan balance which was not recovered through liquidation proceeds.

     Servicing and charge-off policies and collection practices with respect to credit-blemished mortgage loans may change over time in accordance with, among other things, the Master Servicer's business judgment, changes in the servicing portfolio and applicable laws and regulations.

Adjustment to Master Servicing Fee in Connection with Certain Prepaid Mortgage Loans

     When a borrower prepays a Mortgage Loan on a date other than the date on which payments are due (each such date, a "Due Date"), the borrower is required to pay interest on the amount prepaid only to the date of prepayment and not thereafter and that prepayment could result in a shortfall in the amount of interest to be distributed to certificateholders. Pursuant to the Pooling and Servicing Agreement, the Master Servicing Fee for any month will be reduced, by an amount sufficient to pass through to certificateholders the full amount of interest to which they would be entitled for each prepaid Mortgage Loan on the related distribution date. However, as specified in the related prospectus supplement, the Master Servicing Fee on a distribution date will not be reduced by more than the portion of the Master Servicing Fee for that distribution date specified in that prospectus supplement (such reduction, "Compensating Interest"). If shortfalls in interest as a result of prepayments in any Prepayment Period exceed the amounts payable by the Master Servicer as Compensating Interest on the related distribution date, the amount of interest available to make distributions of interest to the certificates and to maintain or restore overcollateralization will be reduced. See "Description of the Certificates -- Interest" in the prospectus supplement relating to the applicable series of certificates.

Advances

     Subject to the following limitations, on the business day prior to each distribution date, the Master Servicer will be required to advance (an "Advance") from its own funds, or funds in the certificate account that are not required to be distributed on the distribution date, on the business day immediately preceding the distribution date (a "Master Servicer Advance Date"), the sum of:

     o an amount equal to the aggregate of payments of principal and interest on the Mortgage Loans (with the Mortgage Rate adjusted to a rate equal to the Mortgage Rate minus the Servicing Fee Rate (as so adjusted, the "Net Mortgage Rate")) that were due on the related Due Date and delinquent on the related determination date; and

     o an amount equivalent to interest (adjusted to the Net Mortgage Rate) deemed due on each Mortgage Loan (i) as to which the related Mortgaged Property has been acquired by the Master Servicer through foreclosure or deed-in-lieu of foreclosure in connection with a defaulted Mortgage Loan ("REO Property"), which is calculated after taking into account any rental income from such Mortgaged Property or (ii) as to which the related Mortgaged Property has been liquidated but as to that Mortgage Loan a Final Recovery Determination has not been made.

     Advances are intended to maintain a regular flow of scheduled interest and principal payments on the certificates rather than to guarantee or insure against losses. The Master Servicer is obligated to make Advances to the extent that those Advances are, in its judgment, reasonably recoverable from future payments and collections or insurance payments or proceeds of liquidation of the related Mortgage Loan. If the Master Servicer determines on any determination date to make an Advance, that Advance will be included with the distribution to holders of the certificates on the related distribution date. Any failure by the Master Servicer to make an Advance as required under the Pooling and Servicing Agreement will constitute an event of default thereunder, in which case the Trustee, as successor master servicer, or any other entity that is appointed as successor master servicer, will be obligated to make Advances in accordance with the terms of the Pooling and Servicing Agreement. An Advance will be reimbursed from the payments on the Mortgage Loan with respect to which the Advance was made. However, if an Advance is determined to be nonrecoverable and the Master Servicer delivers an officer's certificate to the Trustee indicating that the Advance is nonrecoverable, the Master Servicer will be entitled to withdraw from the certificate account an amount equal to the nonrecoverable Advance. Reimbursement for Advances and nonrecoverable Advances will be made prior to distributions on the certificates.

Certain Modifications and Refinancings

     Countrywide Home Loans will be permitted under the Pooling and Servicing Agreement to solicit borrowers for reductions to the Mortgage Rates of their respective Mortgage Loans. If a borrower requests such a reduction, the Master Servicer will be permitted to agree to the rate reduction provided that (i) Countrywide Home Loans purchases the Mortgage Loan from the issuing entity immediately following the modification and (ii) the Stated Principal Balance of such Mortgage Loan, when taken together with the aggregate of the Stated Principal Balances of all other Mortgage Loans in the same Loan Group that have been so modified since the Closing Date at the time of those modifications, does not exceed an amount equal to 5% of the aggregate certificate principal balance of the related certificates. Any purchase of a Mortgage Loan subject to a modification will be for a price equal to 100% of the Stated Principal Balance of that Mortgage Loan, plus accrued and unpaid interest on the Mortgage Loan up to the next Due Date at the applicable Net Mortgage Rate, net of any unreimbursed Advances of principal and interest on the Mortgage Loan made by the Master Servicer. Countrywide Home Loans will remit the purchase price to the Master Servicer for deposit into the certificate account within one business day of the purchase of that Mortgage Loan. Purchases of Mortgage Loans may occur when prevailing interest rates are below the Mortgage Rates on the Mortgage Loans and borrowers request modifications as an alternative to refinancings. Countrywide Home Loans will indemnify the issuing entity against liability for any prohibited transactions taxes and related interest, additions or penalties incurred by any REMIC as a result of any modification or purchase.

              Description of the Pooling and Servicing Agreement

     The following is a description of certain provisions of the Pooling and Servicing Agreement that are not described elsewhere in this free writing prospectus.

Events of Default; Remedies

     "Events of Default" will consist of:

          (1) any failure by the Master Servicer to deposit in the certificate account or the distribution account the required amounts or remit to the Trustee any payment (including an Advance required to be made under the terms of the Pooling and Servicing Agreement) which continues unremedied for five calendar days (or in the case of an Advance, one business day) after written notice of the failure shall have been given to the Master Servicer by the Trustee, the Third Party Insurer or the Depositor, or to the Trustee, the Third Party Insurer and the Master Servicer by the holders of certificates evidencing not less than 25% of the voting rights,

          (2) any failure by the Master Servicer to observe or perform in any material respect any other of its covenants or agreements, or any breach of a representation or warranty made by the Master Servicer, in the Pooling and Servicing Agreement, which in each case continues unremedied for 60 days after the giving of written notice of the failure to the Master Servicer by the Trustee, the Third Party Insurer or the Depositor, or to the Trustee by the holders of certificates evidencing not less than 25% of the voting rights,

          (3) a decree or order of a court or agency or supervisory authority having jurisdiction in the premises for the appointment of a receiver or liquidator in any insolvency, readjustment of debt, marshalling of assets and liabilities or similar proceedings, or for the winding-up or liquidation of its affairs, shall have been entered against the Master Servicer and the decree or order shall have remained in force undischarged or unstayed for a period of 60 consecutive days,

          (4) the Master Servicer shall consent to the appointment of a receiver or liquidator in any insolvency, readjustment of debt, marshalling of assets and liabilities or similar proceedings of or relating to the Master Servicer or all or substantially all of the property of the Master Servicer,

          (5) the Master Servicer shall admit in writing its inability to pay its debts generally as they become due, file a petition to take advantage of, or commence a voluntary case under, any applicable insolvency or reorganization statute, make an assignment for the benefit of its creditors, or voluntarily suspend payment of its obligations, or

          (6) the Master Servicer shall fail to reimburse, in full, the Trustee not later than 6:00 p.m., New York City time, on the business day following the related Distribution Date for any Advance made by the Trustee together with accrued and unpaid interest.

     So long as an Event of Default under the Pooling and Servicing Agreement remains unremedied, subject to the rights of the Third Party Insurer, the Trustee shall, but only upon the receipt of instructions from the Third Party Insurer or from holders of certificates having not less than 25% of the voting rights terminate all of the rights and obligations of the Master Servicer under the Pooling and Servicing Agreement and in and to the Mortgage Loans, whereupon the Trustee will succeed to all of the responsibilities and duties of the Master Servicer under the Pooling and Servicing Agreement, including the obligation to make Advances. Additionally, if the Master Servicer fails to provide certain information or perform certain duties related to the Depositor's reporting obligations under the Securities Exchange Act of 1934, as amended, with respect to the issuing entity, the Depositor, may, without the consent of any of the certificateholders, terminate the Master Servicer. We cannot assure you that termination of the rights and obligations of the Master Servicer under the Pooling and Servicing Agreement would not adversely affect the servicing of the Mortgage Loans, including the delinquency experience of the Mortgage Loans.

     No certificateholder, solely by virtue of the holder's status as a certificateholder, will have any right under the Pooling and Servicing Agreement to institute any proceeding with respect thereto, unless the holder previously has given to the Trustee written notice of the continuation of an Event of Default and unless the holders of certificates having not less than 25% of the voting rights have made a written request to the Trustee to institute the proceeding in its own name as Trustee thereunder and have offered to the Trustee reasonable indemnity and the Trustee for 60 days has neglected or refused to institute the proceeding and in which case the rights of the certificateholders shall be subject to the rights of the Third Party Insurer.

     Within 60 days after the occurrence of any Event of Default, the Trustee shall transmit by mail to all holders of the certificates notice of each Event of Default known to the Trustee, except for any Event of Default that has been cured or waived.

Certain Matters Regarding the Master Servicer, the Depositor, the Sellers and any Third Party Insurer

     The prospectus describes the indemnification to which the master servicer and the depositor (and their respective directors, officers, employees and agents) are entitled and also describes the limitations on any liability of the master servicer and the depositor (and their respective directors, officers, employees and agents) to the issuing entity. See "The Agreements -- Certain Matters Regarding the Master Servicer and the Depositor" in the prospectus. The pooling and servicing agreement will provide that these same provisions regarding indemnification and exculpation apply to each seller and any Third Party Insurer.

The Trustee

     The Bank of New York will be the Trustee under the Pooling and Servicing Agreement. The Bank of New York has been, and currently is, serving as indenture trustee and trustee for numerous securitization transactions and programs involving pools of residential mortgages. The Bank of New York has been providing trust services on securitization transactions for more than a decade and currently provides trust services for hundreds of securitization transactions. The Depositor and Countrywide Home Loans may maintain other banking relationships in the ordinary course of business with the Trustee. The offered certificates may be surrendered at the Corporate Trust Office of the Trustee located at 101 Barclay Street, New York, New York 10286, Attention:
Corporate Trust MBS Administration or another addresses as the Trustee may designate from time to time.

     The Trustee will be liable for its own grossly negligent action, its own grossly negligent failure to act or its own misconduct, its grossly negligent failure to perform its obligations in compliance with the Pooling and Servicing Agreement, or any liability that would be imposed by reason of its willful misfeasance or bad faith. However, the Trustee will not be liable, individually or as trustee,

     o for an error of judgment made in good faith by a responsible officer of the Trustee, unless the Trustee was grossly negligent or acted in bad faith or with willful misfeasance,

     o with respect to any action taken, suffered or omitted to be taken by it in good faith in accordance with the direction of the holders of each class of certificates evidencing not less than 25% of the voting rights of the class relating to the time, method and place of conducting any proceeding for any remedy available to the Trustee, or exercising any trust or power conferred upon the Trustee under the Pooling and Servicing Agreement,

     o for any action taken or suffered or omitted by it under the Pooling and Servicing Agreement in good faith and in accordance with an opinion of counsel, or

     o for any loss on any investment of funds pursuant to the Pooling and Servicing Agreement (other than as issuer of the investment security).

     The Trustee is also entitled to rely without further investigation upon any resolution, officer's certificate, certificate of auditors or any other certificate, statement, instrument, opinion, report, notice, request, consent, order, appraisal, bond or other paper or document believed by it to be genuine and to have been signed or presented by the proper party or parties.

     The Trustee and any successor trustee will, at all times, be a corporation or association organized and doing business under the laws of a state or the United States of America, authorized under the laws of the United States of America to exercise corporate trust powers, having a combined capital and surplus of at least $50,000,000, subject to supervision or examination by federal or state authority and with a credit rating that would not cause any of the rating agencies to reduce their respective ratings of any class of certificates below the ratings issued on the closing date (or having provided security from time to time as is sufficient to avoid the reduction). If the Trustee no longer meets the foregoing requirements, the Trustee has agreed to resign immediately.

     The Trustee may at any time resign by giving written notice of resignation to the Depositor, the Master Servicer, each rating agency and the certificateholders, not less than 60 days before the specified resignation date. The resignation shall not be effective until a successor trustee has been appointed. If a successor trustee has not been appointed within 30 days after the Trustee gives notice of resignation, the resigning Trustee may petition any court of competent jurisdiction for the appointment of a successor trustee.

     The Depositor or the Master Servicer may remove the Trustee and appoint a successor trustee if:

     o the Trustee ceases to meet the eligibility requirements described above and fails to resign after written request to do so is delivered to the Trustee by the Depositor,

     o the Trustee becomes incapable of acting, or is adjudged as bankrupt or insolvent, or a receiver of the Trustee or of its property is appointed, or any public officer takes charge or control of the Trustee or of its property or affairs for the purpose of rehabilitation, conservation or liquidation, or

     o (iii)(A) a tax is imposed with respect to the issuing entity by any state in which the Trustee or the issuing entity is located, (B) the imposition of the tax would be avoided by the appointment of a different trustee and (C) the Trustee fails to indemnify the issuing entity against the tax.

     In addition, the holders of certificates evidencing at least 51% of the voting rights of each class of certificates may at any time remove the Trustee and appoint a successor trustee. In addition, if the Trustee fails to provide certain information or perform certain duties related to the Depositor's reporting obligations under the Securities Exchange Act of 1934, as amended, with respect to the issuing entity, the Depositor, may, without the consent of any of the certificateholders, terminate the Trustee. Notice of any removal of the Trustee shall be given to each rating agency by the successor Trustee.

     Any resignation or removal of the Trustee and appointment of a successor trustee pursuant to any of the provisions described above will become effective upon acceptance of appointment by the successor trustee.

     A successor trustee will not be appointed unless its appointment does not adversely affect the then-current ratings of the certificates.

                 Yield, Prepayment and Maturity Considerations

General

     The effective yield to the holders of each class of certificates with an accrual period that does not end on the day immediately preceding each distribution date will be lower than the yield otherwise produced by the applicable rate at which interest is passed through to the holders and the purchase price of the certificates because of that delay between interest accrual and monthly distribution. No additional distribution of interest or earnings on them will be made in the case of any class of certificates with such a delay.

Prepayment Considerations and Risks

     The rate of principal payments on any class of certificates, the aggregate amount of distributions on the that class and the yield to maturity of that class will be related to the rate and timing of payments of principal on the related Mortgage Loans. The rate of principal payments on the Mortgage Loans will in turn be affected by the amortization schedules of the Mortgage Loans and by the rate of principal prepayments, including for this purpose prepayments resulting from refinancing, liquidations of the Mortgage Loans due to defaults, casualties, condemnations and repurchases by the related seller or purchases by the Master Servicer. Unless otherwise specified in the related prospectus supplement, the Mortgage Loans may be prepaid by the borrowers at any time without a prepayment charge. Any Mortgage Loans that provide for prepayment charges may demonstrate a lower rate of principal prepayments than Mortgage Loans that do not provide for prepayment charges. One or more classes of certificates of a series may be entitled to receive all or a portion of the prepayment charges received on the Mortgage Loans, or alternatively the Master Servicer may be entitled to retain those amounts as additional master servicing compensation, but in any event, those amounts will not be available for distribution on the other classes of certificates. In addition, many of the Mortgage Loans may not provide for any payments of principal for an extended period following their origination. These interest only loans may involve a greater degree of risk because, if the related borrower defaults, the outstanding principal balance of the Mortgage Loans will be higher than for amortizing Mortgage Loans. During their interest only periods, these interest only loans may be less likely to prepay as the interest only feature may reduce the perceived benefits of refinancing due to the smaller monthly payment. However, as an interest only loan approaches the end of its interest only period, it may be more likely to be prepaid, even if market interest rates at the time are only slightly higher or lower than the interest rate on the interest only loans as the related borrowers seek to avoid increases in their respective monthly mortgage payment. The Mortgage Loans will be subject to the "due-on-sale" provisions included therein.

     Prepayments, liquidations and purchases of the Mortgage Loans in a loan group will result in distributions on the related certificates of principal amounts which would otherwise be distributed over the remaining terms of these Mortgage Loans. This includes any optional repurchase by the related seller of a defaulted Mortgage Loan and any optional purchase of the remaining Mortgage Loans held by an issuing entity, in each case as will be described, if necessary, in the related prospectus supplement. Since the rate of payment of principal of the Mortgage Loans will depend on future events and a variety of factors, no assurance can be given as to the rate of payment of principal of those Mortgage Loans or the rate of principal prepayments. The extent to which the yield to maturity of a class of certificates of a series may vary from the anticipated yield will depend upon the degree to which the certificate is purchased at a discount or premium, and the degree to which the timing of payments thereon is sensitive to prepayments, liquidations and purchases of the related Mortgage Loans. Further, an investor should consider the risk that, if purchasing principal only certificates and any other certificate at a discount, a slower than anticipated rate of principal payments (including prepayments) on the related mortgage loans could result in an actual yield to the investor that is lower than the anticipated yield and, in the case of any notional amount certificates and any other certificate purchased at a premium, a faster than anticipated rate of principal payments on the related certificates could result in an actual yield to the investor that is lower than the anticipated yield. Investors in notional amount certificates should carefully consider the risk that a rapid rate of principal payments on the related mortgage loans could result in the failure of the investors to recover their initial investments. In addition, certain classes of certificates may be structured to have specific principal payment windows and therefore may not receive distributions of principal for a certain period following the closing date.

     The rate of principal payments (including prepayments) on pools of Mortgage Loans may vary significantly over time and may be influenced by a variety of economic, geographic, social and other factors, including changes in borrowers' housing needs, job transfers, unemployment, borrowers' net equity in the mortgaged properties, servicing decisions, as well as the characteristics of the Mortgage Loans included in the mortgage pool. In addition, Countrywide Home Loans' Streamlined Documentation Program may affect the rate of prepayments on any Mortgage Loans for which Countrywide Home Loans or an affiliate is the seller. In general, if prevailing interest rates were to fall significantly below the mortgage rates on the Mortgage Loans, those Mortgage Loans could be subject to higher prepayment rates than if prevailing interest rates were to remain at or above the mortgage rates on the Mortgage Loans. Conversely, if prevailing interest rates were to rise significantly, the rate of prepayments on the Mortgage Loans would generally be expected to decrease. No assurances can be given as to the rate of prepayments on the Mortgage Loans in stable or changing interest rate environments. With respect to mortgage loans that are balloon loans, those balloon loans involve a greater degree of risk than fully amortizing mortgage loans because typically the borrower must be able to refinance the loan or sell the property to make the balloon payment at maturity. The ability of the borrower to do this will depend on such factors as mortgage rates at the time of the sale or refinancing, the borrower's equity in the property, the relative strengths of the local housing market, the financial condition of the borrower and tax laws. Furthermore, with respect to up to 50% of the Mortgage Loans, the Depositor may be permitted to deliver all or a portion of each related mortgage file to the Trustee after the closing date. In that event, should Countrywide Home Loans or any other seller fail to deliver all or a portion of any mortgage files to the Depositor or other designee of the Depositor or, at the Depositor's direction, to the Trustee, within that period, Countrywide Home Loans will be required to use its best efforts to deliver a replacement Mortgage Loan for the related delayed delivery Mortgage Loan or repurchase the related delayed delivery Mortgage Loan. Any repurchases pursuant to this provision would also have the effect of accelerating the rate of prepayments on the Mortgage Loans.

     The Mortgage Loans will consist of fixed rate mortgage loans. In general with respect to fixed rate mortgage loans, if prevailing interest rates fall significantly below the interest rates on those mortgage loans, those mortgage loans are likely to be subject to higher prepayment rates than if prevailing rates remain at or above the interest rates on those mortgage loans. Conversely, if prevailing interest rates rise appreciably above the interest rates on fixed rate mortgage loans, those mortgage loans are likely to experience a lower prepayment rate than if prevailing rates remain at or below the interest rates on those mortgage loans. In the event that Mortgage Loans in any loan group with higher mortgage rates prepay at rates higher than other Mortgage Loans in any loan group, the applicable net rate cap, if any, may be lower than otherwise would be the case. As a result, the interest payable on the those classes of certificates affected by that net rate cap could be reduced. No assurance can be given as to the level of prepayment that any fixed rate mortgage loans will experience.

     Changes in any index upon which the pass-through rates of adjustable rate certificates are based (a "certificate index") may not correlate with prevailing interest rates. It is possible that an increased level of the certificate index could occur simultaneously with a lower level of prevailing interest rates which would be expected to result in faster prepayments, thereby reducing the weighted average lives of the related classes of adjustable rate certificates whose pass-through rates are based on that certificate index.

     The rate of prepayment may affect the pass-through rates on the certificates of a series. Prepayments of Mortgage Loans with mortgage rates in excess of any applicable net rate cap may reduce or limit the pass-through rate on the related classes of certificates. Mortgage loans with higher mortgage rates may prepay at faster rates than mortgage loans with relatively lower mortgage rates in response to a given change in market interest rates.

     The timing of changes in the rate of prepayments on the Mortgage Loans may significantly affect an investor's actual yield to maturity, even if the average rate of principal payments is consistent with an investor's expectation. In general, the earlier a prepayment of principal on the Mortgage Loans, the greater the effect on an investor's yield to maturity. The effect on an investor's yield as a result of principal payments occurring at a rate higher (or lower) than the rate anticipated by the investor during the period immediately following the issuance of the offered certificates may not be offset by a subsequent like decrease (or increase) in the rate of principal payments.

                               Tax Consequences

     The tax consequences of the purchase, ownership or disposition of the certificates of any series under any federal, state, local or foreign tax law will be specified in the prospectus supplement for that series of certificates.

     All investors are encouraged to consult their tax advisors regarding the federal, state, local or foreign tax consequences of purchasing, owning or disposing of the certificates.

                             ERISA Considerations

     Any fiduciary of an employee benefit or other plan or arrangement (such as an individual retirement account or Keogh plan) that is subject to the Employee Retirement Income Security Act of 1974, as amended ("ERISA"), or to
Section 4975 of the Code (a "Plan"), that proposes to cause the Plan to acquire any of classes of certificates in a series (directly or indirectly through investment by an entity or account holding assets of the Plan) is encouraged to consult with its counsel with respect to the potential consequences of the Plan's acquisition and ownership of the certificates under ERISA and Section 4975 of the Code. Section 406 of ERISA prohibits "parties in interest" with respect to an employee benefit plan subject to ERISA from engaging in various different types of transactions involving the Plan and its assets unless a statutory, regulatory or administrative exemption applies to the transaction. Section 4975 of the Code imposes excise taxes on prohibited transactions involving "disqualified persons" and Plans described under that Section. ERISA authorizes the imposition of civil penalties for prohibited transactions involving Plans not subject to the requirements of Section 4975 of the Code.

     Although it is generally expected that the underwriters of a series will have been granted an administrative exemption (the "Exemption") by the U.S. Department of Labor from some of the prohibited transaction rules of ERISA and the related excise tax provisions of Section 4975 of the Code with respect to the initial purchase, the holding and the subsequent resale by Plans of securities in pass-through trusts that consist of specified receivables, loans and other obligations that meet the conditions and requirements of the Exemption, to the extent specified in the prospectus supplement relating to a series of certificates, an underwriter may not have such an Exemption or certain features of the certificates may preclude them from being covered by the Exemption.

     In addition, depending on the forms of credit enhancement employed with respect to a series of certificates, investors that are Plans might also be required to satisfy the requirements of an investor-based exemption in order to invest in those certificates.

     See "ERISA Considerations" in the attached prospectus.

                            Index of Defined Terms

Advance............................S-30   Master Servicer Advance Date......S-30
certificate index..................S-35   Mortgage Loans....................S-19
Compensating Interest..............S-29   Net Mortgage Rate.................S-30
Countrywide Financial..............S-27   overcollateralization..............S-8
Countrywide Home Loans.............S-27   Plan..............................S-35
Countrywide Servicing..............S-26   Pooling and Servicing Agreement...S-19
deleted mortgage loan..............S-21   Purchase Price....................S-21
Due Date...........................S-29   REO Property......................S-30
ERISA..............................S-35   replacement mortgage loan.........S-21
Events of Default..................S-31   Subsequent Mortgage Loans.........S-22
excess interest.....................S-9   Third Party Insurer Default.......S-18
Exemption..........................S-36   Trustee...........................S-19
Initial Mortgage Loan..............S-19   Trustee's Mortgage File...........S-19
Master Servicer....................S-26

                                                                     Exhibit A

                                  PROSPECTUS




            [Prospectus dated February 23, 2006 previously filed on
                      EDGAR under file number 333-131591]